UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.    )

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MERCK & CO., INC.

(Name of Registrant as Specified In Its Charter)

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Merck & Co., Inc.

2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

2017 Notice of Annual Meeting
and Proxy Statement

Merck & Co., Inc. 2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

Kenneth C. Frazier Chairman, President and Chief Executive Officer

April 10, 2017

Dear Shareholders:

It is my pleasure to invite you to the 2017 Annual Meeting of Shareholders of Merck & Co., Inc. (“Merck”, known as “MSD” outside the United States and Canada), which will be held on Tuesday, May 23, 2017, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The attached Notice of Annual Meeting of Shareholders and proxy statement will serve as your guide to the business to be conducted and provide details regarding admission to the meeting.

Merck’s mission, which we’ve delivered on for more than 125 years, is to save and improve lives. And in 2016, the impact of our mission was underscored again by KEYTRUDA, Merck’s foundational immuno-oncology medicine.

It’s clear to us that our innovation strategy is working, and Merck scientists continue to pursue novel therapeutic approaches to the most pressing global health challenges, such as cancer, Alzheimer’s disease, HIV, Ebola, antibiotic resistance and more. We maintain significant investments in research and development – year over year – because we know that is the key to Merck’s long-term growth and patients and societies need our latest inventions.

This past year, we drove growth across several areas of our business, including oncology, vaccines, diabetes, hospital acute care, and animal health. We delivered operational excellence with a focus on key markets and customers. We remain confident in the ongoing performance of our key in-line franchises and core products, as well as the growing momentum of our pipeline and most important new product launches.

What we saw in 2016 was KEYTRUDA changing the landscape of treatment for certain cancers, representing a new option beyond surgery, radiation therapy and traditional chemotherapy that provides new hope for further progress in the treatment of malignant disease. We’ve only just begun – our scientists are looking to extend further our immuno-oncology leadership as we increase our understanding of the long-term potential of KEYTRUDA in more than 30 tumor types.

Importantly, we have other strong products – for humans and animals – contributing to Merck’s overall performance. Our diabetes franchise continues to show volume growth despite increased competition and pricing pressures; animal health is growing largely through companion animal products, notably BRAVECTO for flea and tick protection; and the ongoing launches for GARDASIL 9, our HPV vaccine; ZEPATIER, for hepatitis C; and BRIDION, the neuromuscular blockade reversal medicine, are demonstrating that our customers recognize the value of our medicines and vaccines even with the realities of constrained healthcare budgets.

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Another reality is that we are operating in a period of significant volatility and uncertainty worldwide, including the current political and policy environment in the United States. It is important to note that we believe our broad and balanced portfolio will enable us to weather these uncertainties and positions us well to deliver long-term value to shareholders. We intend to drive the business forward in 2017 despite the loss of exclusivity for ZETIA and VYTORIN and other significant challenges, reaffirming confidence in our strategy.

Recognizing that Merck’s future depends on the flow of new, medically important products, our commitment to research remains strong. We will invest in internal R&D to discover and develop transformational medicines and vaccines that will create both therapeutic and shareholder value. We will also continue to seek the right external scientific opportunities for Merck at the right financial valuation for our shareholders.

To succeed in 2017, we must stay focused on driving the performance of our core business; advancing our late-stage R&D pipeline, including expanding the use of KEYTRUDA; and executing on our key product launches to maximize and sustain growth over time.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means as described in this proxy statement as promptly as possible. Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2016 Annual Report on Form 10-K, and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plans participants on April 10, 2017. Your vote is important. We urge you to exercise your right to do so.

Sincerely,

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PARTICIPATE IN THE FUTURE OF MERCK & CO., INC.: CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights and fully participate as a shareholder. It is very important that you vote to play a part in the future of our Company. You do not need to attend the Annual Meeting of Shareholders (“Annual Meeting”) to vote your shares.

If you hold your shares through a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2017), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the Annual Meeting.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Votes required for approval	Abstentions and Broker Non-Votes
PROPOSAL 1	Election of Directors	Page 26	FOR each Nominee	No	Majority of votes cast
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	Page 37	FOR	No	Majority of votes cast
PROPOSAL 3	Non-binding Advisory Vote on the Frequency of Future Votes to Approve the Compensation of our Named Executive Officers	Page 38	EVERY YEAR	No	Not Applicable (shareholder preference only)	Do not count for all eight proposals (no effect)
PROPOSAL 4	Ratification of Appointment of Independent Registered Public Accounting Firm for 2017	Page 69	FOR	Yes	Majority of votes cast
PROPOSALS 5 - 8	Shareholder Proposals	Pages 71-78	AGAINST each proposal	No	Majority of votes cast

Vote right away

Advance Voting Methods and Deadlines

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away using any of the following methods if you are a shareholder of record. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY INTERNET USING YOUR TABLET OR SMARTPHONE	BY MAILING YOUR PROXY CARD

Registered Owners	Registered Owners in	Scan this QR code 24/7	Cast your ballot,
Visit 24/7	the U.S. or Canada dial toll-free 24/7	to vote with your mobile device	sign your proxy card
www.proxyvote.com	1-800-690-6903	(may require free software)	and send by free post

You will need the 16-digit number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 22, 2017.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

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Voting at the Meeting

All shareholders of record as of the Record Date indicated below, may vote in person at the 2017 Annual Meeting of Shareholders. Meeting details are provided below. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question “How do I vote?” on page 79 under the “Questions and Answers About the Annual Meeting and Voting” section.

Merck & Co., Inc. 2017 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 23, 2017, at 9:00 a.m., local time

Location:	Bridgewater Marriott 700 Commons Way Bridgewater, New Jersey 08807

Record Date:	March 27, 2017

Admission

All shareholders as of the record date may attend the Annual Meeting but must have an admission ticket and a valid, government-issued photo identification. Your request for an admission ticket must be received on or before May 15, 2017.

You may request a ticket by writing to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., by faxing your request to 908-740-0244, or by calling 908-740-4000.

If you own MERCK shares		How to request your ticket
•	in your name, you are a REGISTERED shareholder	Contact the Office of the Secretary by mail, fax or phone as described above and
		–	provide your name and address as it appears on your ownership records at Wells Fargo Bank, N.A.
•	through a BROKER, BANK, OR NOMINEE, you are a BENEFICIAL OWNER	Contact the Office of the Secretary by mail, fax or phone as described above and
		–	provide current evidence of ownership of Merck shares as of the record date

Webcast

If you are unable to attend the meeting, you will be able to view and listen to the meeting via the internet. We will broadcast the meeting as a live webcast through our website. The webcast will remain available for replay for one month following the meeting. Visit our Investor Relations website at http://investors.merck.com/events-and-presentations.

Questions and Answers About the Annual Meeting and Voting

Please see the “Questions and Answers About the Annual Meeting and Voting” section beginning on page 79 for answers to common questions on the rules and procedures surrounding the proxy and Annual Meeting process.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

Governance Highlights

The Company believes good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and its shareholders. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain corporate governance practices and facts:

12 of our 13 Director Nominees are Independent	Risk Oversight by Full Board and Committees
Annual Election of Directors	Strong Governance and Disclosure of Corporate Political Spending
Strong Independent Lead Director	Active Board Participation in CEO Succession Planning
Annual Board and Committee Evaluation Process	Board Oversight of Company Strategy
Active Shareholder Engagement	Diverse Board in Terms of Gender, Ethnicity, Experience and Skills
3%, 3-year ownership for Proxy Access	Holders of 15% of Shares May Call a Special Shareholder Meeting
Majority Voting for All Directors	Transparent Public Policy Engagement
No Shareholder Rights Plan (“Poison Pill”)	Longstanding Commitment to Corporate Responsibility
No Supermajority Voting Provisions	Policy Providing for Return of Incentive Compensation (“Clawback Policy”)
Annual “Say on Pay” Advisory Votes	Share Ownership Requirements for Executives and Directors and Share Retention Policy for Executives
Board and Committee Authority to Retain Independent Advisors	Policies Prohibiting Hedging, Short Sales and Pledging of Company Stock
Robust Code of Ethics	Strong Alignment Between Pay and Performance for Incentive Plans
Regular Executive Sessions of Independent Directors

Voting Matters

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

		Board vote	See page number
		recommendation	for more detail
Management Proposals
PROPOSAL 1	Election of Directors	FOR each Nominee	26
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	FOR	37
PROPOSAL 3	Non-binding Advisory Vote on the Frequency of Future Votes to Approve the Compensation of our Named Executive Officers	EVERY YEAR	38
PROPOSAL 4	Ratification of Appointment of Independent Registered Public Accounting Firm for 2017	FOR	69
Shareholder Proposals
PROPOSAL 5	Shareholder Proposal Concerning Independent Board Chairman	AGAINST	71
PROPOSAL 6	Shareholder Proposal Concerning Employee Practices in Israel/Palestine	AGAINST	73
PROPOSAL 7	Shareholder Proposal Requesting a Report on Conducting Business in Conflict-Affected Areas	AGAINST	75
PROPOSAL 8	Shareholder Proposal Requesting a Report on Board Oversight of Product Safety and Quality	AGAINST	77

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Nominees for Director (page 28)

The following table provides summary information about each Director nominee. Each Director and Director nominee stands for election annually. Detailed information about each individuals’ background, skill set and areas of experience can be found beginning on page 28.

In light of the retirement of Mr. C. Robert Kidder, effective as of the 2017 Annual Meeting of Shareholders and with a focus on Board refreshment that prioritizes skills that the Board considers important and desirable based on the Company’s current needs and business priorities, along with the other current Directors, the Board is nominating for election at the Annual Meeting Dr. John H. Noseworthy, President and Chief Executive Officer, Mayo Clinic and Professor, Neurology, Mayo Clinic College of Medicine & Science.

		Director	Occupation and		Committee	Other Public
Name	Age	since	Experience	Independent	Memberships	Company Boards
Leslie A. Brun	64	2008	Chairman and Chief Executive Officer, Sarr Group, LLC		• Audit • Governance (Chair)	• Broadridge Financial Solutions, Inc. • CDK Global, Inc. • Hewlett Packard Enterprise Company
Thomas R. Cech, Ph.D.	69	2009	Distinguished Professor, University of Colorado		• Audit • Research
Pamela J. Craig	60	2015	Former Chief Financial Officer, Accenture plc		• Audit (Chair) • Governance	• Akamai Technologies, Inc. • Wal-Mart Stores, Inc.
Kenneth C. Frazier	62	2011	Chairman, President and Chief Executive Officer, Merck & Co., Inc.			• Exxon Mobil Corporation
Thomas H. Glocer	57	2007	Retired Chief Executive Officer, Thomson Reuters Corporation		• Compensation and Benefits (Chair) • Governance	• Morgan Stanley • Publicis Groupe
Rochelle B. Lazarus	69	2004	Chairman Emeritus, Ogilvy & Mather		• Compensation and Benefits • Governance	• The Blackstone Group L.P. • General Electric
John H. Noseworthy, M.D.	65	– –	President and Chief Executive Officer, Mayo Clinic
Carlos E. Represas	71	2009	Retired Executive Vice President and Head of the Americas, Nestlé, S.A.		• Compensation and Benefits • Governance	• Bombardier Inc. • Swiss Re Group
Paul B. Rothman, M.D.	59	2015	Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and CEO, Johns Hopkins Medicine		• Research
Patricia F. Russo	64	1995	Non-executive Chairman, Hewlett Packard Enterprise Company, and Former Chief Executive Officer and Director, Alcatel-Lucent		• Compensation and Benefits • Governance	• Arconic, Inc. • General Motors Company • Hewlett Packard Enterprise Company • KKR Management LLC (the managing partner of KKR & Co., L.P.)
Craig B.Thompson, M.D.	64	2008	President and Chief Executive Officer, Memorial Sloan-Kettering Cancer Center		• Research (Chair)	• Charles River Laboratories International, Inc.
Wendell P. Weeks	57	2004	Chairman, Chief Executive Officer and President, Corning Incorporated		• Research	• Amazon.com, Inc. • Corning Incorporated
Peter C. Wendell	66	2003	Managing Director, Sierra Ventures		• Compensation and Benefits • Research

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Select Performance and Compensation Highlights for 2016 (page 39)

(For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete proxy statement.)

Business Highlights.

•	Exceeded our Non-GAAP EPS goal, with year-over-year growth of 5%

•	Increased worldwide sales by 1%, including a 2% negative impact from foreign exchange, attributable to growth in oncology, vaccines, hospital acute care, diabetes and animal health

•	Increased investment in research and development by 3% on a Non-GAAP basis from $6.6 billion in 2015 to $6.8 billion in 2016

Research & Development.

•	Continued to further expand the labeling and clinical development for KEYTRUDA including:

–	Received regulatory approval in the U.S., Japan and EU (January 2017) for first-line treatment of patients with advanced Non-Small Cell Lung Cancer (“NSCLC”)

–	Broadened clinical development with over 400 studies for more than 30 cancer types including: bladder, colorectal, esophageal, gastric, head and neck, hepatocellular, Hodgkin lymphoma, Non-Hodgkin lymphoma, melanoma, multiple myeloma, nasopharyngeal, NSCLC, ovarian, prostate, renal and triple negative breast

–	In 2016, KEYTRUDA was granted U.S. Breakthrough Therapy Designation for four indications for the treatment of patients with relapsed or refractory classical Hodgkin lymphoma, previously untreated stage IV NSCLC whose tumors express PD-L1, unresectable or metastatic MSI-H non-colorectal cancer and locally advanced or metastatic urothelial cancer with disease progression on or after platinum-containing chemotherapy

•	Continued to execute and advance diverse late-stage pipeline for Alzheimer’s disease, HIV infection, atherosclerosis, bacterial infection, diabetes, heart failure and Ebola

•	Received U.S., EU and Japan approval for ZEPATIER for the treatment of chronic hepatitis C virus genotype 1 or 4 in adults

•	Received U.S. and EU (January 2017) approval for ZINPLAVA for the prevention of Clostridium difficile infection ("CDI") recurrence in adults who are receiving antibacterial drug treatment of CDI and are at high risk for CDI recurrence

•	Initiated several novel programs and testing for multiple drug candidates in humans across multiple modalities

Shareholder Value Creation.

•	Delivered value to shareholders through 2016 total shareholder return (“TSR”) of 15.1% which exceeded the Peer Group median of 0.5%

•	Returned $8.6 billion to shareholders through dividends and share repurchases

•	Increased dividends paid by over 2%, representing the sixth consecutive year of dividend increases

•	Strengthened pipeline through the acquisitions of Afferent Pharmaceuticals (respiratory and immunology) and IOmet (immuno-oncology) and a strategic collaboration with Moderna Therapeutics to develop personalized cancer vaccines

* Total does not add due to rounding.

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Pay is Aligned to 2016 Company Performance (page 41)

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders. For this reason, a significant portion of the pay of our Named Executive Officers (“NEO”) is variable and at risk, subject to company and individual performance measured against financial, operating and strategic objectives, as well as relative TSR. The Company’s variable incentives demonstrate a strong linkage between pay and performance. In 2016, the Company missed its financial goal for revenue but exceeded its Non-GAAP EPS and pipeline goals, making significant progress across various stages of the pipeline, which we believe will yield longer-term returns as new products are approved and launched. The manner in which our compensation plans operate relative to performance is described in detail beginning on page 41.

Annual Incentive – The Company Scorecard, which focuses on our most critical business drivers—revenue, EPS and pipeline—is described in more detail beginning on page 44. Our performance during 2016 resulted in above-target achievement (104 points vs. a target of 100 points) of our financial and research-based objectives. These results, combined with individual performance, determine annual incentive payouts to the majority of our employees, including the NEOs. The Company Scorecard result of 104%, coupled with NEO individual performance that ranged from 100% to 112.5%, resulted in average annual incentive payouts for the NEOs of 109% of target in 2016.

Long-Term Incentive (“LTI”) – The Performance Share Units (“PSUs”) granted for the 2014-2016 performance period provided senior executives the opportunity to earn share awards based on cumulative, three-year Operating Cash Flow (“OCF”) and relative TSR performance versus our Peer Group, each weighted at 50%. The overall payout for the three-year period ending December 31, 2016 was 158%, reflecting a score of nearly 190% of target based on OCF results and 127% of target based on relative TSR results versus Peers. Additional details about our PSU program and the 2014-2016 PSU award cycle are provided beginning on page 48.

Continued our strong pay-for-performance alignment of incentive plans

2016 Executive Total Compensation Mix (page 43)

Under our executive compensation program, a significant portion (90% and 82%, respectively) of the CEO’s and other Named Executive Officers’ target annual direct compensation is variable based on our operating performance and/or our stock price, as shown below:

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“Say on Pay” Advisory Vote (page 40)

In 2016, shareholders continued their support of our executive compensation programs with over 94% of the votes cast for approval of the “say on pay” proposal. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the Compensation and Benefits Committee has continued to examine our executive compensation program to ensure alignment between the interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our Named Executive Officers.

In addition, this year we are asking shareholders to cast a non-binding, advisory vote on the frequency of future votes to approve the compensation of our Named Executive Officers. Shareholders will be able to specify one of four choices for this proposal on the proxy card; one year, two years, three years or abstain. The Board of Directors believes that it is appropriate and in the best interest for our shareholders to continue to cast a non-binding, advisory vote on executive compensation on an annual basis.

For additional information, see the Compensation Discussion and Analysis in this proxy statement.

Shareholder Engagement and Feedback (page 22)

Beyond consideration of the annual “say on pay” vote, Merck regularly communicates with its shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. During 2016, we held discussions with a number of our largest shareholders on topics such as management and shareholder proposals, including independent Chairman; Board-related matters, including Board composition; executive compensation; proxy access and other governance matters. These discussions provided valuable insights into shareholder views.

Proxy Access. In 2015, our Board made a decision to proactively adopt proxy access. This decision grew out of an open and constructive dialogue with our shareholders and our commitment to maintaining strong governance practices. The “Proxy Access for Director Nominations” By-Law permits eligible shareholders, meeting certain eligibility requirements, to nominate candidates for election to the Merck Board. We believe that this proxy access framework strikes the right balance for the Company and its shareholders by ensuring that Board nominees are supported by long-term shareholders representing a significant, but attainable, proportion of outstanding shares.

We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs and corporate governance practices.

Auditors (page 69)

We ask that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. Below is summary information about PricewaterhouseCoopers LLP’s fees for 2016 and 2015.

Type of Fees (in Millions)	2016	2015
Audit Fees	$28.2	$27.3
Audit-Related Fees	5.2	3.5
Tax Fees	6.5	6.8
All Other Fees	1.8	1.7
TOTAL FEES	$41.7	$39.3

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Merck & Co., Inc.

2000 Galloping Hill Road Kenilworth, NJ 07033 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

May 23, 2017

To the Shareholders:

The shareholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, May 23, 2017, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The purposes of the meeting are to:

•	elect the 13 Director nominees named in the proxy statement;

•	consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

•	consider and act upon a proposal to approve, by non-binding advisory vote, the frequency of future non-binding advisory votes to approve the compensation of our Named Executive Officers;

•	consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017;

•	consider and act upon a shareholder proposal concerning independent board chairman, if properly presented at the meeting;

•	consider and act upon a shareholder proposal concerning employee practices in Israel/Palestine, if properly presented at the meeting;

•	consider and act upon a shareholder proposal requesting a report on conducting business in conflict-affected areas, if properly presented at the meeting;

•	consider and act upon a shareholder proposal requesting a report on board oversight of product safety and quality, if properly presented at the meeting; and

•	transact such other business as may properly come before the meeting.

Only shareholders listed on the Company’s records at the close of business on March 27, 2017, are entitled to vote.

Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the 2016 Annual Report on Form 10-K, and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plans participants on April 10, 2017.

April 10, 2017

By order of the Board of Directors,

Michael J. Holston
Executive Vice President and General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2017:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2016 Annual Report on Form 10-K are available free of charge at: www.proxyvote.com.

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CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. The primary mission of the Board is to represent and protect the interests of our shareholders. The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board selects and oversees senior management, who are charged by the Board with conducting the daily business of the Company.

The Board has adopted corporate governance principles (the “Policies of the Board”), which, in conjunction with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its Committees. Among the subjects addressed by the Policies of the Board are the philosophy and functions of the Board, composition of the Board including the independent Lead Director responsibilities, categorical independence standards, qualifications of members, assessment of the Board, committee responsibilities, director transition and retirement, service on other boards, director compensation, stock ownership guidelines, chairmanship of meetings, director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board revises the Policies of the Board in response to changing regulatory requirements, evolving best practices, and the perspectives of our shareholders and other constituents.

Governance Materials The following materials relating to corporate governance at Merck are available via our website at www.merck.com/about/leadership
• Restated Certificate of Incorporation of Merck & Co., Inc. • By-Laws of Merck & Co., Inc. • Policies of the Board—a statement of Merck’s corporate governance principles	• Merck Board Committee Charters • Shareholder Communications with the Board • Merck Code of Conduct—Our Values and Standards

Board’s Role in Strategic Planning

In connection with its responsibility for overseeing the affairs of the Company, the Board of Directors has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s four standing committees (Audit Committee; Governance Committee; Compensation and Benefits Committee; and Research Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in the summer, senior management will set aside a specific period to review and refine the Company’s long-range operating plan and overall corporate strategy. Strategic areas of importance will include basic research and clinical development; global marketing and sales; manufacturing strategy, capability and capacity; and the public policy and political environments that affect the Company’s business and operations. Specific operating priorities will be developed to effectuate the Company’s long-range plan. Some of the priorities will be short-term in focus; others will be based on longer-term planning horizons. Senior management will review the conclusions reached at its summer meeting with the Board at one or more meetings that usually occur in the fall. These meetings are focused on corporate strategy and involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that form the basis for management’s operating plans.

At subsequent Board meetings, the Board continues to review substantively the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations. For example, in the winter, the Board typically reviews the Company’s overall annual performance and considers the operating budget and capital plan for the year. In this time period, the Board also usually finalizes specific criteria against which the Company’s performance will be evaluated. In addition, Board meetings held throughout the year target specific strategies

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(for example, basic research) and important areas of the business (for example, oncology) for extended, focused Board input and discussion. These time frames are flexible, however, and the Board adjusts its meeting agendas and plans to reflect business priorities and developments.

The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Independence of Directors

The Policies of the Board require that a substantial majority of the members of the Board of Directors be independent members. In making independence determinations, the Board observes all criteria for independence established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Board considers all relevant facts and circumstances in making an independence determination. To be considered independent, an outside director must meet the bright line independence tests established by the NYSE and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders.

In accordance with the NYSE Corporate Governance Listing Standards, in determining the independence of any director who will serve on the Compensation and Benefits Committee, the Board also considers all factors specifically relevant to determining whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation and Benefits Committee.

Categorical Independence Standards

The Board has adopted categorical standards as part of the Policies of the Board to assist it in making independence determinations. The standards as set forth in the Policies of the Board are available on our website at www.merck.com/about/leadership.

The Governance Committee reviews the Board’s approach to determining director independence periodically and recommends changes as appropriate for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director and Director nominee and has determined that, with the exception of Kenneth C. Frazier, who is a Company employee, each non-management Director and Director nominee (Leslie A. Brun, Thomas R. Cech, Pamela J. Craig, Thomas H. Glocer, Rochelle B. Lazarus, Carlos E. Represas, Paul B. Rothman, Patricia F. Russo, Craig B. Thompson, Wendell P. Weeks, Peter C. Wendell, C. Robert Kidder, who will retire from the Board at the Annual Meeting, and John H. Noseworthy, who is being first nominated at the Annual Meeting) has only immaterial relationships with the Company, and accordingly each is independent under these standards. The Board has also determined that each member of the Audit Committee; the Governance Committee; and the Compensation and Benefits Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where each Director or Director nominee serves or served in the past, and that in the ordinary course of business, transactions may occur between the Company, or one of our subsidiaries, and such organizations. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

As previously disclosed, the Company and Corning Incorporated (“Corning”), for which Mr. Weeks serves as Chairman, Chief Executive Officer and President, are parties to a Joint Research and Development Agreement (“R&D Agreement”) aimed at developing new glass materials. In 2011, the R&D Agreement was first reviewed and approved by the Board’s Corporate Governance Committee (“Governance Committee”) and reviewed by the Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to this agreement, to confirm Mr. Weeks’ continued independence. The Governance Committee has conducted regular oversight of the R&D Agreement. In 2014, Merck and Corning entered into two follow-on agreements: a multi-year component supply agreement (“Supply Agreement”) with minimum volume commitments and a royalty agreement (“Royalty Agreement”), which Royalty Agreement also amended the R&D Agreement. Both agreements were reviewed and approved by the Governance Committee and the entire Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to these agreements. As previously disclosed, prior to 2016, Merck reimbursed Corning for an aggregate of $23 million for development costs incurred under the R&D Agreement. An additional $7 million of reimbursable costs remain to be paid upon the achievement of final milestones set forth in the R&D Agreement. In 2016, Merck reimbursed Corning for approximately $500,000 for intellectual property filing costs incurred by Corning in 2015. Merck is presently reviewing the intellectual property filing costs incurred by Corning in 2016 and expects to reimburse

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Corning for approximately $400,000 in additional costs in 2017. Merck also expects to reimburse Corning for additional intellectual property filing costs in the future. Commencing in 2019, the Company expects to receive royalties under the Royalty Agreement. In addition, in 2016 the Company made purchases from Corning in the ordinary course of business unrelated to the Supply Agreement. Finally, the Company anticipates making a milestone payment of $15 million to Corning under the Supply Agreement upon the approval by the FDA of vials developed under the R&D Agreement as a packaging material for GARDASIL and Corning’s delivery to Merck of 30 million vials which is expected in late 2020 or early 2021.

Drs. Cech, Noseworthy, Rothman and Thompson are employed at medical or academic institutions with which the Company engages in the ordinary course of business transactions in the form of purchases and sales.

The Board reviewed transactions with each of these entities and determined that the individual Director or Director nominee had no role with respect to the Company’s decision to make any of the purchases or sales and the aggregate amounts in each case were less than 1% of the consolidated gross revenues of the other organization and the Company.

Board Leadership Structure

The Board of Directors is currently led by Kenneth C. Frazier, who serves as the Chairman of the Board, and by Leslie A. Brun, an independent Director, who serves as the Board’s Lead Director in accordance with the Policies of the Board. The Board, comprised entirely of independent Directors other than Mr. Frazier, remains highly independent, empowered and engaged. Further, the independent Directors remain committed to evaluating our Board leadership structure at least annually.

The Board meets in executive session without the CEO and Chairman at each in-person Board meeting lead by the independent Lead Director. During these sessions, the Directors discuss topics such as CEO succession planning.

Lead Director

The position of Lead Director at Merck comes with a clear mandate and significant authority and responsibilities as set out in the Policies of the Board. These include:

Board Meetings and Executive Sessions

•   The authority to call meetings of the independent members of the Board.

•   Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board.

Communicating with Management	• Serving as the principal liaison on board-wide issues between the independent members of the Board and the Chair/CEO.
Agendas	• Approving meeting agendas for the Board and the information sent to the Board, including supporting material for meetings.
Meeting Schedules	• Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.
Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate. • Serving as a liaison between the Board and shareholders on investor matters.
Board Performance Evaluation	• Leading the annual performance evaluation of the Board.
Chair and CEO Performance Evaluations	• Leading the annual performance evaluation of the Chair/CEO.
CEO Succession	• Leading the CEO succession planning process.

The Board of Directors has four standing committees, each of which is comprised solely of independent Directors and is led by an independent chair. The role of these committees is described beginning on page 20.

The Board believes that the Company and its shareholders are well-served by the Board’s current leadership structure. The independent Lead Director is appointed by the Board of Directors to a three year term. Having an independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors provides a formal structure for strong independent oversight of the Chairman and Chief Executive Officer and the rest of our management team.

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Succession Planning

The Board regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges. The Board also ensures that Directors have substantial opportunities over the course of the year to engage with possible succession candidates.

The Board also considers its own composition and succession plans. Discussion of these topics is an important part of the annual Board evaluation process. In Director succession planning, the Governance Committee and the Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, experience and attributes that would be beneficial to the Board’s oversight role. For more information, see “Criteria and Director Nomination Process” on page 26.

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness as well as that of the four standing committees on an annual basis. The purpose of the evaluation is to track progress in certain areas targeted for improvement from year to year and to identify ways to enhance the Board’s and Committees’ effectiveness. As part of the evaluation, each Director completes a written questionnaire developed by the Governance Committee to provide feedback on the effectiveness of the Board, the Committees, as well as each individual Director’s own contributions. The independent Lead Director, who serves as the Chair of the Governance Committee, also conducts an interview with each Board member designed to gather additional suggestions to improve Board effectiveness and solicit additional feedback on Board operations, composition, and priority agenda topics. The collective ratings and comments of the Directors are compiled and then presented by the Lead Director to the Governance Committee and to the full Board for discussion and action.

Each year, the independent Lead Director conducts a personal interview with each Board member to gather in-depth perspectives and candid insight about Board, Committee and individual Director performance and suggestions for improvement.

Risk Oversight

The Board of Directors has two primary methods of overseeing risk. The first method is through its Enterprise Risk Management (“ERM”) process which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board committees.

The Board of Directors established the ERM process to ensure a complete Company-wide approach to risk over five distinct but overlapping core areas:

Strategy	Macro risks that may impact our ability to achieve long-term business objectives
Operations	Risks in operations that may impact our ability to achieve business objectives
Compliance	Risks related to compliance with laws, regulations and Company policies
Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures
Reputation and Responsibility	Risks that may impact our reputation or the well-being of the Company or its employees

The goal of the ERM process is to provide an ongoing process, implemented across each business unit and corporate function, to identify and assess risk, and to monitor risk and agreed-upon mitigating action. Where the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Committee of the Company to the full Board of Directors for its consideration.

The Audit Committee periodically reviews the ERM process to ensure that it is robust and functioning effectively.The Governance Committee then reviews the output of the ERM process.

In addition to the ERM process, each committee of the Board oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s Executive Committee and the heads of business units and corporate functions. For instance, the Audit Committee oversees risk relating to Finance, IT, Business Integrity and Sarbanes-Oxley reporting through its interactions with the CFO, Chief Compliance Officer, Controller, and Head of Internal Audit. A committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board.

The separate ERM process and Board committee approach to risk management leverages the Board’s leadership structure to ensure that risk is overseen by the Board on both a Company-wide approach and through specific areas of competency.

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Related Person Transactions

Related Person Transaction Policy

The Board of Directors has adopted a written policy (the “Policy”) governing the review and approval of any transactions that Company management determines would be required to be publicly disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”).

The Policy requires that related person transactions, and any material amendments or modifications to such transactions shall be subject to review, approval or ratification by the Board, or a committee of the Board, and monitoring in accordance with the standards set forth in the Policy and available on our website at www.merck.com/about/leadership. The Policy is administered by the Governance Committee and is contained in the Policies of the Board.

The following process and guidelines are followed by the Governance Committee in determining whether to approve a related person transaction:

•	Company management is responsible for identifying transactions that are or would be related person transactions requiring review under this Policy through annual submission of and any interim update to Director and Officer questionnaires (“D&O Questionnaire”) or conflict of interest certifications, review of existing or proposed transactions with any shareholders owning five percent or greater of the Company’s outstanding common stock as of the date upon which we received notice of such party’s status as a related person, and through other disclosures to and reviews by management. Management is required to provide the Governance Committee all material information relevant to all related person transactions, with the exception of related person transactions that are excluded from the reporting requirements under Item 404(a), which shall not be subject to review, approval or ratification by the Governance Committee pursuant to this policy.

•	Charitable contributions, grants or endowments by the Company to a university or other academic institution at which a related person’s only interest is as a professor of such university or other academic institution and the aggregate amount involved does not exceed 0.5% of the recipient organization’s total annual revenues shall be deemed pre-approved pursuant to this policy. Notwithstanding the foregoing, a charitable contribution, grant or endowment shall not be deemed pre-approved where the related person has any role in the proposal or review of the contribution, grant or endowment or will specifically benefit from it personally or professionally.

•	The members of the Governance Committee review the material facts of related person transactions, and the disinterested members of the Governance Committee shall either approve or disapprove the transactions. The Governance Committee only approves the transaction(s) if it determines that such transaction(s) is fair and reasonable. If advance approval by the Governance Committee is not feasible, then the related person transaction is considered and, if the Governance Committee determines it to be appropriate, ratified by the disinterested members of the Governance Committee. If after considering the relevant facts and circumstances in connection with such transaction, the Governance Committee determines that it cannot ratify the related person transaction, then the Governance Committee takes such course of action as it deems appropriate under the circumstances.

•	As necessary, the Governance Committee reviews approved (including pre-approved) or ratified related person transactions throughout the duration of the term of the transaction, but no less than annually, to ensure that such transaction remains fair and reasonable.

•	In determining whether a related person transaction is fair and reasonable, the Governance Committee considers all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those generally available to an unaffiliated third party under the same or similar circumstances; (iv) the extent of the related person’s interest in the transaction; (v) the potential for the transaction to lead to an actual or apparent conflict of interest; and (vi) the impact on a director’s independence in the event the related person is a director or director nominee, an immediate family member of a director or director nominee, or an entity in which a director or director nominee is a partner, shareholder or executive officer.

Certain Related Person Transactions

Each Director, Director nominee and executive officer of Merck annually completes and submits to the Company a D&O Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction, or proposed transaction, with Merck, or has a relationship with a company which had or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Governance Committee, which is comprised of independent Directors, for its review.

Upon review by the Governance Committee of the report of related person transactions, no transactions require disclosure under Item 404(a).

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Board Meetings and Committees

In 2016, the Board of Directors met eight times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings and annual shareholder meetings.

The independent Directors of the Board met in eight executive sessions in 2016. Mr. William B. Harrison, Jr., former Lead Director, presided over the executive sessions between January 1, 2016 and May 24, 2016 when he retired from the Board. Mr. Brun, Lead Director of the Board effective May 24, 2016, presided over the executive sessions for the remainder of the year. All thirteen Directors then serving on the Board attended the 2016 Annual Meeting of Shareholders.

The Board of Directors has four standing committees, each of which is comprised solely of independent Directors: Audit Committee; Compensation and Benefits Committee; Governance Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. Additional information about the committees is provided below.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2016.

Members of the individual standing committees, as of April 1, 2017, are named below:

Compensation
Board Member	Audit	and Benefits	Governance	Research
Leslie A. Brun(1)(2)			Chair
Thomas R. Cech, Ph.D.
Pamela J. Craig(1)	Chair
Thomas H. Glocer		Chair
C. Robert Kidder(3)
Rochelle B. Lazarus
Carlos E. Represas
Paul B. Rothman, M.D.
Patricia F. Russo
Craig B. Thompson, M.D.				Chair
Wendell P. Weeks
Peter C. Wendell
Number of meetings in 2016	9	4	3	4

(1)	Audit Committee Financial Expert
(2)	Lead Director of the Board
(3)	Will retire at the 2017 Annual Meeting of Shareholders

All of our standing committees are governed by Board-approved charters. The committees evaluate their performance and review their charters annually.

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Audit Committee

The primary functions of this Committee are to:

•	oversee our accounting, financial reporting process, internal controls and audits, and consult with management, the internal auditors and the independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied;

•	appoint, evaluate and retain our independent auditors;

•	maintain direct responsibility for the compensation, termination and oversight of our independent auditors and evaluate the independent auditors’ qualifications, performance and independence;

•	monitor compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and report on these items to the Board; and

•	oversee the ERM process.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 70 of this proxy statement and the approval of the annual internal audit plan as executed by the Internal Audit organization. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under “Shareholder Communications with the Board” on page 23 of this proxy statement.

“The Audit Committee’s Report” is included on page 69 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

Financial Experts on Audit Committee

The Board has determined that Mr. Brun and Ms. Craig are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

Governance Committee

The primary functions of this Committee are to:

•	consider and make recommendations on matters related to the practices, policies and procedures of the Board and take a leadership role in shaping the corporate governance of the Company;

•	assess the size, structure and composition of the Board and Board committees, coordinate evaluation of Board performance, and review Board compensation, related person transactions, D&O indemnity and Fiduciary Liability insurance coverage for the Company’s Officers and non-employee Directors;

•	act as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors as further described on page 26 and oversee the Board’s Incumbent Director Resignation Policy as further described on page 27;

•	advise the Board of Directors and management on company policies and practices that pertain to our responsibilities as a global corporate citizen, our obligations as a pharmaceutical company whose products and services affect health and quality of life around the world, and our commitment to high standards of ethics and integrity;

•	review the Company’s Good Manufacturing Practice compliance, including internal and external audits, its Environmental, Health and Safety practices, its supply chain manufacturing strategy and governance, as well as its third party sourcing program and its ERM process, its business continuity plans and its privacy policies and practices; and

•	review social, political and economic trends that affect our business; review the positions and strategies that we pursue to influence public policy; monitor and evaluate our corporate citizenship programs and activities, including the support of charitable, political and educational organizations and political candidates and causes; and review legislative, regulatory, privacy and other matters that could impact our shareholders, customers, employees and communities in which we operate.

The Governance Committee Charter, the Company’s By-Laws and the Policies of the Board, which are the Company’s corporate governance guidelines, are available on our website www.merck.com/about/leadership.

Compensation and Benefits Committee

The primary functions of this Committee are to:

•	establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain and motivate executives on behalf of the Company and to attract the talent necessary to successfully execute the Company’s long-term strategic plan;

•	discharge the Board’s responsibilities for compensating our executives;

•	oversee and monitor

	–	competence and qualifications of our senior management,

	–	senior management succession,

	–	soundness of the organizational structure, and

	–	other related matters necessary to ensure the effective management of the business; and

•	review the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

More specifically, the Compensation and Benefits Committee (the “C&B Committee”) annually reviews and approves corporate goals and objectives relevant to the total direct compensation opportunity—that is, changes in base salary, non-equity and equity incentive plan compensation—of the Chairman and

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CEO and other executive officers; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target total direct compensation and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the CD&A beginning on page 39. The independent members of the full Board ultimately make the final decisions regarding the Chairman and CEO’s total direct compensation.

The C&B Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

The C&B Committee Report is included on page 52 of this proxy statement.

Role of Compensation Consultants

The C&B Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the C&B Committee has retained FW Cook as its compensation consultant.

Independence of Compensation Consultant

The C&B Committee annually reviews the services provided by FW Cook and has concluded that FW Cook is independent in providing executive compensation consulting services. The C&B Committee conducted a specific review of its relationship with FW Cook in 2016, and, consistent with the guidance provided under the Dodd-Frank Act, and by the SEC and the NYSE, determined that FW Cook’s work for the C&B Committee did not raise any conflicts of interest. In making this determination, the C&B Committee reviewed information provided by FW Cook on the following factors:

•	The provision of other services to Merck by FW Cook;

•	The amount of fees received from Merck by FW Cook as a percentage of the total revenue of FW Cook;

•	The policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the C&B Committee’s advisor with a member of the C&B Committee;

•	Any stock of Merck owned by the C&B Committee’s advisor or the advisor’s immediate family members; and

•	Any business or personal relationship of the C&B Committee’s advisor or any other employee at FW Cook with an executive officer of Merck.

In particular, the C&B Committee noted that (i) FW Cook provided no other services to Merck, other than occasional non-material assistance to the Human Resources staff related to FW Cook’s C&B committee-related duties; and (ii) FW Cook’s work is performed directly on behalf of the C&B Committee, working in cooperation with management, to assist the C&B Committee with executing its responsibilities.

Services performed during 2016

During 2016, FW Cook supported the C&B Committee by:

•	Reviewing our competitive market data with respect to the CEO’s and other senior executives’ compensation;

•	Providing guidance and analysis on executive compensation plan design, market trends and best practices;

•	Assisting with design and setting of performance goals in the variable incentive plans;

•	Assisting in determining Chairman and CEO target total direct compensation and payouts under the Executive Incentive Plan; and

•	Assisting with the preparation of public filings related to executive compensation, including the CD&A and the accompanying tables and footnotes.

In addition, at the direction of the Governance Committee, FW Cook performed a review of the Directors’ compensation program.

Since 2010, the Company’s Human Resources department has retained Pay Governance LLC to provide various services pertaining to executive compensation. Pay Governance LLC had no direct role in the C&B Committee’s deliberations or decisions.

Compensation and Benefits Committee Interlocks and Insider Participation

Mr. Thomas H. Glocer, Mr. William B. Harrison, Jr., Ms. Rochelle B. Lazarus, Mr. Carlos E. Represas, Ms. Patricia F. Russo, and Mr. Peter C. Wendell served on the C&B Committee during 2016. There were no C&B Committee interlocks or insider (employee) participation during 2016.

Research Committee

The primary functions of this Committee are to:

•	assist the Board in its oversight of matters pertaining to our strategies and operations for the research and development of pharmaceutical products and vaccines;

•	identify areas and activities that are critical to the success of our drug and vaccine discovery, development and licensing efforts, as well as evaluate the effectiveness of our drug and vaccine discovery, development and licensing strategies and operations;

•	keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations; and

•	assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of Merck research and development.

The Research Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

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Shareholder Engagement

Merck regularly communicates with its shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources and other subject-matter experts within the Company engage with our shareholders to remain well-informed regarding their perspective on current issues, as well as to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management and the Board.

In addition, we conduct an extensive shareholder outreach program with our largest shareholders twice a year focused on governance and executive compensation. We believe that it is most productive to discuss governance and compensation issues well in advance of the months leading up to the Annual Meeting, which allows management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the best interest of the Company.

During 2016, we held discussions with a number of our shareholders in the spring before the 2016 Annual Meeting of Shareholders and once again in late fall. We also regularly seek to take advantage of other engagement opportunities and events.

Given our large shareholder base, we concentrate our shareholder outreach efforts on our largest 25-30 shareholders that represent approximately 40% of our ownership. In 2016, among the specific matters we discussed were:

•	management and shareholder proposals, including with respect to an independent chairman;

•	Board-related matters, including Board composition, leadership and succession planning;

•	executive compensation, including alignment between compensation and 2015 performance and review of continued impact of the new plan design; and

•	other governance matters including proxy access and any policy changes recently adopted or under consideration by our institutional shareholders.

These discussions provided valuable insights into shareholder views of our current governance practices and executive compensation programs as well as the shareholders’ voting processes and policies. We were pleased that in the aggregate, our top shareholders expressed no consistent concerns about our Board, corporate governance or executive compensation programs or practices. The feedback received was summarized and presented to the Governance Committee, the C&B Committee and the full Board. We have also incorporated certain suggestions to enhance or clarify our disclosures into this proxy statement.

Our Board also previously considered shareholder-director engagement and has confirmed the availability of the Board’s independent Lead Director or other members of the Board for consultation with major shareholders in appropriate situations. We will continue to engage with shareholders on a regular basis to better understand and consider their views.

Proxy Access

After carefully observing proxy access developments, particularly the rapid developments in 2015, and engaging with a number of our largest shareholders, our Board of Directors proactively amended our By-Laws on July 22, 2015, to give shareholders a right to proxy access for Director nominations. Our amended By-Laws allow a shareholder or a group of no more than 20 shareholders, who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years and has complied with the other requirements set forth in the By-Laws, to include director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. The amended By-Laws are available on our website at www.merck.com/about/leadership.

In considering whether to adopt proxy access for Director nominations, our Board reviewed the potential impact of proxy access on Merck, as well as current standards for proxy access terms. We also took into consideration the various views of our investors concerning this issue. We evaluated our investors’ publicly stated positions on this issue and inquired about the views of a number of our largest shareholders on the topic during our regular outreach. Our investors generally support proxy access and those investors with whom we spoke generally indicated support for the core terms of our By-Laws.

Our Board concluded that the best course of action for Merck and our shareholders was to adopt a proxy access By-Law provision with terms based on our particular circumstances and consistent with current standards in proxy access By-Laws for publicly traded U.S. companies.

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Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties who wish to do so may communicate directly with the Board, the independent Lead Director, the non-management or independent Directors as a group, or other members of the Board by writing to the following address:

Board of Directors
Merck & Co., Inc.
2000 Galloping Hill Road, K1-4157
Kenilworth, NJ 07033 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Corporate Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director or Chair of the relevant committee. Examples of communications that would be considered inappropriate for submission to members of the Board include the following:

•	communications that advocate that the Company engage in illegal activity;
•	communications that, under community standards, contain offensive or abusive content;
•	communications that have no relevance to the role of the Board or to the business of the Company;
•	resumes or other job-related inquiries; and
•	mass mailings, solicitations and advertisements.

Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Chair of the Governance Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&B Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct—Our Values and Standards, which is also available on our website at www.merck.com/about/leadership.

Information on communications to the Board may also be found on our website at www.merck.com/about/leadership.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Company is committed to participating constructively and responsibly in the policymaking process, and to providing information and analysis on the issues that affect our business and patient care. As described on our website, our participation in the public policy debate is focused on two key objectives: encouraging innovation and improving patient access to quality healthcare. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. The Company’s political contributions are made in accordance with Company policies and procedures also overseen by senior management. The Governance Committee monitors all such contributions.

The Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures (www.merck.com/about/views-and-positions and www.msdresponsibility.com/our-approach/public-policy).

In addition, the Company strictly complies with the disclosure obligations imposed by the numerous federal, state and local laws that regulate the Company’s political contributions and expenditures at all levels.

Commitment to Corporate Responsibility

Corporate responsibility is integral to the fabric of our Company and reflected in every aspect of our business. -- Ken Frazier

The Company has robust corporate governance and oversight processes related to our corporate responsibility approach and our philanthropic giving. The Governance Committee regularly reviews aspects of the Company’s progress towards achieving our corporate responsibility objectives as well as the Company’s charitable giving priorities and programs. The Company publicly discloses and regularly updates information regarding its charitable contributions at www.msdresponsibility.com/ethics-transparency/transparency-disclosures.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Guidelines

The Company imposes stock ownership guidelines for Directors and executive officers. Guidelines for Directors are discussed in the Director Compensation section, beginning on page 35 and ownership requirements for executive officers are discussed in the Compensation Discussion and Analysis section on page 51.

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors and Director nominee; (b) each of our executive officers named in the Summary Compensation Table; and (c) all Directors and executive officers as a group. Unless otherwise noted, the information is stated as of February 28, 2017, and the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
			Right to Acquire Beneficial
			Ownership Under
	Shares		Options/Stock Units		Phantom
	Beneficially		Exercisable/Distributable	Percent	Stock
Name of Beneficial Owner	Owned	(a)	Within 60 Days(b)	of Class	Units(c)
Kenneth C. Frazier	604,085		2,741,094	*	—
Leslie A. Brun	100		10,000	*	31,419
Thomas R. Cech	100		—	*	26,529
Pamela J. Craig	1,715		—	*	4,828
Thomas H. Glocer	5,100		15,000	*	49,291
C. Robert Kidder	10,339	(d)	5,000	*	24,969
Rochelle B. Lazarus	6,351	(d)	—	*	67,384
John H. Noseworthy(e)	—		—	*	—
Carlos E. Represas	11,500	(d)	—	*	30,906
Paul B. Rothman	100		—	*	4,828
Patricia F. Russo	13,148		—	*	24,969
Craig B. Thompson	3,352		5,000	*	24,969
Wendell P. Weeks	100		15,000	*	71,862
Peter C. Wendell	1,000		—	*	72,853
Robert M. Davis	31,913		200,619	*	—
Michael J. Holston	62,439		—	*	—
Roger M. Perlmutter	101,601		436,382	*	—
Adam H. Schechter	170,185	(d)	991,455	*	—
All Directors, Director Nominee and Executive Officers as a Group (24 individuals)	1,285,423		5,453,641	*	434,830

*	Less than 1% of the Company’s outstanding shares of common stock.
(a)	Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, as applicable, as of January 9, 2017, for the accounts of individuals as follows: Mr. Frazier—3,781 shares and all Directors and executive officers as a group—4,787 shares.
(b)	This column reflects the number of shares that could be acquired within 60 days of February 28, 2017, through the exercise of outstanding stock options.
(c)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.
(d)	Includes shares of common stock in which the beneficial owners share voting and/or investment power as follows: 1,022 shares held in a trust for the benefit of Mr. Kidder’s children; 1,757 shares held by Ms. Lazarus’ spouse; 11,500 shares held in a trust for the benefit of Mr. Represas’ family; and 130,215 shares held in a trust for the benefit of Mr. Schechter’s family.
(e)	Dr. Noseworthy is being nominated for election for the first time at the Annual Meeting.

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Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2016:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	183,718,408	(a)	6.70%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	184,729,642	(b)	6.70%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	141,332,476	(c)	5.10%

(a)	As reported on Amendment No. 7 to Schedule 13G (the “BlackRock filing”) filed with the SEC on January 24, 2017. According to the BlackRock filing, of the 183,718,408 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of December 31, 2016, BlackRock has the sole power to vote or direct the vote with respect to 157,314,162 shares, sole power to dispose or to direct the disposition of 183,686,842 shares, and shared voting and shared dispositive power with respect to 31,566 shares.
(b)	As reported on Amendment No. 2 to Schedule 13G (the “Vanguard filing”) filed with the SEC on February 9, 2017. According to the Vanguard filing, of the 184,729,642 shares of Merck common stock beneficially owned by The Vanguard Group (“Vanguard”), as of December 31, 2016, Vanguard has the sole power to vote or direct the vote with respect to 4,356,924 shares, shared power to vote or direct the vote with respect to 517,108 shares, sole power to dispose or to direct the disposition of 179,895,529 shares, and shared power to dispose or to direct the disposition of 4,834,113 shares.
(c)	As reported on Schedule 13G (the “Capital World filing”) filed with the SEC on February 10, 2017. According to the Capital World filing, as of December 31, 2016, Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”), may be deemed to have been beneficial ownership of 141,332,476 shares of Merck common stock as a result of CRMC acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World disclaims beneficial ownership of the shares pursuant to Rule 13d-4. Capital World has sole voting authority and sole dispositive power over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the U.S. Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. We are not aware of any beneficial owner of more than 10% of Merck common stock.

Based solely upon a review of the copies of the forms furnished to us during fiscal year 2016, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and Directors were complied with during the 2016 fiscal year; except for a late Form 4 that was filed in January 2017 for Mr. Weeks to report the inadvertent omission of a Form 4 that should have been filed in 2011 in connection with a sale of 100 shares of Merck Common Stock held in the trust account under the name of his minor child.

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PROPOSAL 1.	ELECTION OF DIRECTORS

Criteria and Director Nomination Process

The Governance Committee acts as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors. In this capacity, the Committee concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended to it by Board members, management, shareholders or search consultants utilizing qualifications which are set forth in the Policies of the Board, available on our web site at www.merck.com/about/leadership.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

(a)	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

(b)	have demonstrated ability and sound judgment that usually will be based on broad experience;

(c)	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

(d)	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

(e)	be committed to building sound, long-term Company growth.

Individual Experience, Qualifications, Attributes and Skills

In its regular discussions regarding Board composition and especially in conjunction with the annual Board and Committee evaluations, the Governance Committee works with the Board to determine the appropriate mix of professional experience, areas of expertise, educational background and other qualifications that are particularly desirable for our directors to possess in light of our current and future business strategies. The input gathered is then used by the Governance Committee in its planning and director search process.

In addition to meeting the criteria specified by the Policies of the Board, as listed above, the Board has also identified the following experience, qualifications and skills as important and desirable to be represented on the Board based on the Company’s current needs and business priorities:

Experience, Qualifications & Skills
•	Leadership	•	Health Care Delivery Systems
•	Finance and Accounting	•	Regulatory
•	Business Operations and Strategic Planning	•	Corporate Governance
•	Global Business Perspective	•	Expertise in Technology and Related Trends
•	Medicine, Science, Research and Development	•	Talent Management

Diversity

Diversity is a factor considered when identifying prospective nominees for our Board, although the Governance Committee does not have a formal diversity policy. Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster the Company’s business success as well as a diversity of personal characteristics, including gender, race, ethnic origin and national background. From time to time and including in 2016, the Committee has retained independent search firms to assist in identifying candidates that reflect these diversity objectives. The search firm retained by the Governance Committee during 2016 was asked to identify possible candidates who meet the qualifications being sought in candidates, to interview and screen such candidates (including conducting reference checks), and assist in scheduling candidate interviews with Board members.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider recommendations for director candidates made by shareholders and evaluate them using the same criteria as for other candidates. Any such shareholder recommendation must be sent to the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how the individual meets the Board membership criteria.

Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidates. If a proposed or recommended candidate continues to be of interest to the Governance Committee, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.

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2017 Nominees for Director

The Board has recommended thirteen nominees for election as Directors at this Annual Meeting, Mr. Leslie A. Brun, Dr. Thomas R. Cech, Ms. Pamela J. Craig, Mr. Kenneth C. Frazier, Mr. Thomas H. Glocer, Ms. Rochelle B. Lazarus, Dr. John H. Noseworthy, Mr. Carlos E. Represas, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Craig B. Thompson, Mr. Wendell P. Weeks and Mr. Peter C. Wendell. All nominees, other than Mr. Frazier, a Company employee, satisfy the NYSE independence requirements. Mr. C. Robert Kidder will retire from the Board at the Annual Meeting in accordance with the retirement policy for the Board of Directors.

John H. Noseworthy, M.D. is a new candidate to stand for election by shareholders at the 2017 Annual Meeting. All other nominees currently serve on the Board and were elected by the shareholders at the 2016 Annual Meeting. Dr. Noseworthy was first identified as a possible director candidate by an independent search firm and then recommended to the Board by the Governance Committee. All the Director nominees named in this proxy statement meet the Board’s criteria for membership and were recommended by the Governance Committee for election by shareholders at this Annual Meeting. The Governance Committee believes that each nominee possesses the qualifications and personal characteristics that would contribute to a diverse and well-functioning Board. All of the nominees hold, or have held, senior leadership positions in large, complex organizations including multi-national corporations, medical or academic institutions and/or charitable organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities as a Director. Their roles in these organizations also permit them to offer quality advice and counsel to the Company’s management. If elected, each nominee will hold a term expiring at the 2018 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.

A Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election, will be “held over” and continue as directors of the Company until they resign or their successors are elected at the next election of directors. Under the Incumbent Director Resignation Policy (the “Resignation Policy”) of the Policies of the Board, an incumbent director who is not re-elected will be required to submit his or her resignation and the Governance Committee will be responsible for evaluating whether to accept the resignation and making a recommendation to the full Board. Under the Resignation Policy, the Board will be required to act on the recommendation of the Governance Committee no later than 90 days following certification of the shareholder vote.

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

Following the biographical information for each director nominee below, we describe the key experience and some of the qualifications and skills our Directors bring to the Board that, for reasons discussed above, are important in light of our current needs and business priorities.

The Board of Directors recommends that Shareholders vote FOR the election of each of the Director nominees.

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LESLIE A. BRUN Independent Lead Director Age: 64	Director since: 2008
	Committees:	•	Audit
		•	Governance (Chair)
Other Current Public Directorships: Broadridge Financial Solutions, Inc. (2007), Non-executive Chairman (2011); CDK Global, Inc. (2014), Non-executive Chairman (2014); Hewlett Packard Enterprise Company (2015)
Former Directorships Held During the Past 5 Years: Automatic Data Processing, Inc. (2003-2015)

Career Highlights:

Sarr Group, LLC, an investment holding company

–	Chairman and Chief Executive Officer (2006-present)

CCMP Capital Advisors, LLC, global private equity firm

–	Managing Director and Head of Investor Relations (2011-2013)

Hamilton Lane, private equity firm

–	Chairman and Chief Executive Officer (1991-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Brun, the Board considered his extensive finance, management, investment banking, commercial banking and financial advisory experience in a highly-regulated industry, as well as his demonstrated success throughout his tenure as the Chairman and CEO of Sarr Group, LLC and Chairman, CEO and founder of Hamilton Lane. Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and co-founder of the investment banking group of Fidelity Bank and as Vice President in the Corporate Finance Division of E.F. Hutton & Co. In addition, his directorships at other public companies, including service as the Non-executive Chairman of two public boards and Chair of the HR and Compensation Committee at Hewlett Packard Enterprise Company, provide him with extensive experience on corporate governance issues.

THOMAS R. CECH, PH.D. Independent Director Age: 69	Director since: 2009
	Committees:	• •	Audit Research
Other Current Public Directorships: None
Former Directorships Held During the Past 5 Years: None

Career Highlights:

University of Colorado

–	Distinguished Professor, Chemistry and Biochemistry (1990-present)

–	Director, BioFrontiers Institute (2009-present)

Howard Hughes Medical Institute, non-profit medical research organization

–	President (2000-2009)

–	Investigator (1988-present)

Awards:

–	National Medal of Science (1995)

–	Nobel Prize in Chemistry (1989)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Cech, the Board considered his extensive scientific expertise relevant to the pharmaceutical industry, including being a Nobel Prize winning chemist and a Professor at the University of Colorado. In addition, his role as the former President of the Howard Hughes Medical Institute provides Dr. Cech with extensive managerial experience with direct relevance to scientific research.

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PAMELA J. CRAIG Independent Director Age: 60	Director since: 2015
	Committees:	• •	Audit (Chair) Governance
Other Current Public Directorships: Akamai Technologies, Inc. (2011), Wal-Mart Stores, Inc. (2013)
Former Directorships Held During the Past 5 Years: VMware, Inc. (2013-2015)

Career Highlights:

Accenture plc, global management consulting, technology services and outsourcing company

–	Chief Financial Officer (2006-2013)

–	Senior Vice President, Finance (2004-2006)

–	Group Director, Business Operations and Services (2003-2004)

–	Managing Partner, Global Business Operations (2001-2003)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Craig, the Board considered her extensive finance, management, operational, technology and international business expertise, and her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. Ms. Craig’s financial expertise is also demonstrated throughout her tenure at Accenture. In addition, her directorships at other public companies, including her service as the Chair of the Audit Committee at Akamai and her service on the Audit Committee at Wal-Mart Stores, Inc., provide her with valuable experience on governance issues facing public companies.

KENNETH C. FRAZIER Management Age: 62	Director since: 2011
Other Current Public Directorships: Exxon Mobil Corporation (2009)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Merck & Co., Inc.

–	Chairman and Chief Executive Officer (2011-present)

–	President (2010-present)

–	Executive Vice President and President, Global Human Health (2007-2010)

–	Executive Vice President and General Counsel (2006-2007)

–	Senior Vice President and General Counsel (1999-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Frazier, the Board considered Mr. Frazier’s broad managerial and operational expertise and deep institutional knowledge, as well as his track record of achievement, integrity and sound judgment demonstrated throughout his career with Merck & Co., Inc. and prior to joining Merck. In addition, his role as the Chair of the Board Affairs Committee of Exxon Mobil Corporation has provided him with important experience on governance issues facing public companies.

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THOMAS H. GLOCER Independent Director Age: 57	Director since: 2007
	Committees:	• •	Compensation and Benefits (Chair) Governance
Other Current Public Directorships: Morgan Stanley (2013), Publicis Groupe (2016)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Angelic Ventures LP, a family office investing in early-stage technology and data companies

–	Founder and Managing Partner (2012-present)

Thomson Reuters Corporation, multinational media and information firm

–	Chief Executive Officer (2008-2011)

–	Chief Executive Officer, Reuters Group PLC (2001-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Glocer, the Board considered his extensive management, operational, technology and international business expertise, and his history of accomplishment and executive ability as CEO and a director at Thomson Reuters Corporation. In addition, his directorships at other public companies, including his service as Chair of the Operations and Technology Committee at Morgan Stanley and Compensation Committee at Publicis Groupe, provide him with valuable experience on governance issues facing public companies.

ROCHELLE B. LAZARUS Independent Director Age: 69	Director since: 2004
	Committees:	• •	Compensation and Benefits Governance
Other Current Public Directorships: The Blackstone Group L.P. (2013), General Electric (2000)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Ogilvy & Mather, global advertising and marketing communication company

–	Chairman Emeritus (2012-present)

–	Chairman, Ogilvy & Mather Worldwide (2008-2012)

–	Chairman and Chief Executive Officer (1996-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Lazarus, the Board considered her extensive management (including talent management), marketing, and communications expertise, as well as her track record of achievement and sound judgment as demonstrated by her history as Chairman and CEO of Ogilvy & Mather. Her role as Trustee of New York Presbyterian Hospital has enabled her to obtain experience in overseeing the management of medical providers, a key stakeholder group of the Company. In addition, her role as the Chair of the Governance and Public Affairs Committee of General Electric provides her with deep experience on governance issues facing public companies. She also has extensive experience as a director of charitable and civic organizations.

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JOHN H. NOSEWORTHY, M.D. Independent Director Nominee Age: 65	Director Nominee Other Current Public Directorships: None Former Directorships Held During the Past 5 Years: None

Career Highlights:

Mayo Clinic, non-profit organization committed to clinical practice, education and research

–	President and Chief Executive Officer (2009-present)

–	Medical Director of Development (2006-2009)

–	Vice Chairman, Mayo Clinic Rochester Executive Board (2006-2009)

–	Chair, Department of Neurology (1997-2006) and consultant (1992-present)

–	Professor of Neurology, Mayo Clinic College of Medicine & Science (1992-present)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Noseworthy, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus, including his positions as President and CEO of Mayo Clinic and Professor of Neurology, Mayo Clinic College of Medicine & Science. In addition, his past experiences leading controlled clinical trials, as well as his extensive operational and management experience of a large-scale medical organization provide him with a deep understanding of the complexities of U.S. healthcare delivery system and policy environment.

CARLOS E. REPRESAS Independent Director Age: 71	Director since: 2009
	Committees:	• •	Compensation and Benefits Governance
Other Current Public Directorships: Bombardier Inc. (2004), Swiss Re Group (2010)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Bombardier Inc., aerospace and transportation company

–	Non-Executive Chairman, Bombardier Latin America (2011-present)

–	Chairman, Advisory Board, Bombardier Mexico (2007-present)

–	Director, Bombardier Inc. (2004-present)

Swiss Re Group, a reinsurance and financial services group

–	Director (2010-present)

Swiss Re America Holding Corporation, a reinsurance and financial services group

–	Director (2010-present)

Nestlé, S.A., multinational food and beverage company

–	Chairman, Nestlé Group Mexico (1983-2011)

–	Executive Vice President and Head of the Americas (1994-2004)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Represas, the Board considered his extensive management, operational and international business experience, as well as his past performance and sound leadership demonstrated throughout his tenures as the Chairman, CEO and President of Nestlé Group Mexico and Executive Vice President and Head of the Americas, Nestlé S.A. Mr. Represas worked for Nestlé for 36 years in the United States, Brazil, Spain, Ecuador, Venezuela, Mexico and Switzerland. In addition, his role as the Chair of the Corporate Governance and Nominating Committee of Bombardier Inc. provides him with important experience on corporate governance.

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PAUL B. ROTHMAN, M.D. Independent Director Age: 59	Director since: 2015
Committees: Research
Other Current Public Directorships: None
Former Directorships Held During the Past 5 Years: Cancer Genetics, Incorporated (2014)

Career Highlights:

The Johns Hopkins University

–	Dean of the Medical Faculty and Vice President for Medicine (2012-present)

Johns Hopkins Medicine

–	Chief Executive Officer (2012-present)

Carver College of Medicine at the University of Iowa

–	Dean (2008-2012)

–	Head of Internal Medicine (2004-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Rothman, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus, including his positions as the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, as well as his past experience as Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa. In addition, his extensive operational and management experience of a large-scale medical organization provide him with a deep understanding of the complexities of U.S. healthcare delivery system and policy environment.

PATRICIA F. RUSSO Independent Director Age: 64	Director since: 1995
	Committees:	• •	Compensation and Benefits Governance
Other Current Public Directorships: Arconic, Inc. (2016) formerly Alcoa, Inc. (2008-2016); General Motors Company (2009); Hewlett Packard Enterprise Company (2015), Non-executive Chairman (2015); KKR Management LLC (the managing partner of KKR & Co., L.P.) (2011)
Former Directorships Held During the Past 5 Years: Hewlett-Packard Company (2011-2015)

Career Highlights:

Hewlett Packard Enterprise Company, technology company

–	Non-executive Chairman (2015-present)

Alcatel-Lucent, global telecommunications equipment company

–	Chief Executive Officer and Director (2006-2008)

–	Chairman, Lucent Technologies Inc. (2003-2006)

–	President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Russo, the Board considered her extensive management, operational, international business and financial expertise, broad understanding of the technology industry, as well as her career achievements and demonstrated ability during her history as the former CEO and a director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chairman of Hewlett Packard Enterprise Company, Chair of the Governance and Corporate Responsibility Committee of General Motors and the Lead Director and Chair of the Governance and Nominating Committee of Arconic Inc., provide her with deep experience on governance issues facing large public companies.

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CRAIG B. THOMPSON, M.D. Independent Director Age: 64	Director since: 2008
Committees: Research (Chair)
Other Current Public Directorships: Charles River Laboratories International, Inc. (2013)
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Memorial Sloan-Kettering Cancer Center, cancer treatment and research institution

–	President and Chief Executive Officer (2010-present)

The University of Pennsylvania

–	Director, Abramson Cancer Center (2006-2010)

–	Associate Vice President, Cancer Services, University of Pennsylvania Health System (2006-2010)

–	Professor of Medicine, University of Pennsylvania Medical School (1999-2011)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Thompson, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus, including his positions as President and CEO of Memorial Sloan-Kettering Cancer Center and past experience as a Professor of Medicine at the University of Pennsylvania School of Medicine, Director of the Abramson Cancer Center and Associate Vice President for Cancer Services of the University of Pennsylvania Health System. The Board also considered Dr. Thompson’s extensive experience in managing a cutting-edge cancer hospital and consequent deep understanding of the complexities of U.S. healthcare delivery system and policy environment. In addition, his directorships at other public companies provide him with valuable experience in governance issues facing public companies.

WENDELL P. WEEKS Independent Director Age: 57	Director since: 2004 Committees: Research Other Current Public Directorships: Amazon.com, Inc. (2016), Corning Incorporated (2000) Former Directorships Held During the Past 5 Years: None

Career Highlights:

Corning Incorporated, materials science and specialty glass company for the consumer electronics, telecommunications, transportation, and life sciences industries

–	Chairman, Chief Executive Officer and President (2010-Present)

–	Chairman and Chief Executive Officer (2007-2010)

–	President and Chief Executive Officer (2005-2007)

–	President and Chief Operating Officer (2002-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Weeks, the Board considered his extensive management, commercial, operational, and financial expertise, as well as his track record of success evidenced by his history at Corning Incorporated. Mr. Weeks possesses broad industry experience based on Corning’s diverse businesses and a demonstrated ability to manage effectively through market volatility. In addition, he brings unique insight into managing innovation, based on his experience with new product development.

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PETER C. WENDELL Independent Director Age: 66	Director since: 2003
	Committees:	• •	Compensation and Benefits Research
Other Current Public Directorships: None
Former Directorships Held During the Past 5 Years: None

Career Highlights:

Sierra Ventures, technology-oriented venture capital firm

–	Managing Director (1982-present)

Stanford University

–	Faculty, Stanford University Graduate School of Business (1991-present)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Wendell, the Board considered his extensive management, financial and venture capital expertise as demonstrated by his positions as a Managing Director of Sierra Ventures, his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for over 20 years, and his former Chairmanship of the Princeton University endowment.

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DIRECTOR COMPENSATION

During 2016, Directors who were not Merck employees were compensated for their service as a director as shown in the chart below:

2016 Schedule of Director Fees
Compensation Element*	Director Compensation Program
Annual Retainer	$110,000, which may be deferred, at the Director’s option
Annual Mandatory Deferral	$170,000 in credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$30,000 for the Audit Committee**
$20,000 for the Governance Committee***
$20,000 for the Compensation and Benefits Committee
$20,000 for the Research Committee
Audit Committee Member Retainer	$10,000
Lead Director Retainer	$30,000***
Stock Ownership Guideline	Ownership of common stock or shares held in the Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation having a value equal to five times the annual cash retainer to be achieved by each Director within five years of joining the Board or as soon thereafter as practicable****

*	All annual retainers are paid in quarterly installments.
**	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
***	Pursuant to the Governance Committee charter, the independent Lead Director shall be the Chairperson of this Committee. As a result of the combined responsibility, the Lead Director retainer totals $50,000 in the aggregate.
****	Ten of our twelve non-employee Directors met this guideline as of December 31, 2016. Ms. Craig and Dr. Rothman joined the Board effective September 1, 2015, and have not yet met the stock ownership guideline.

Directors’ Deferral Plan. Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”) each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in any of the investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash in installments or as a lump sum beginning with the year after termination of service as a Director.

In addition to the annual retainer, on the first Friday following the Annual Meeting of Shareholders, each Director receives a deferred stock unit—that is, a credit to his/her Merck common stock account under the Directors’ Deferral Plan—of $170,000. Directors who join the Board after that date are credited with a pro-rata portion.

Other. We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for an active Director participant in the Program is $30,000 in any calendar year.

Director Stock Ownership Guidelines. Upon joining the Board, each Director must own at least one share of stock, with a target Merck common stock ownership level equal to five times the annual cash retainer to be achieved by each Director within five years of joining the Board or as soon thereafter as practicable. Shares held in the Merck common stock account under the Directors’ Deferral Plan will be included in the target goal. Upon the request of a Director, the Governance Committee will consider whether modification of the target ownership level is appropriate in view of such Director’s personal circumstances.

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2016 Director Compensation

As described more fully below, this table summarizes the annual compensation for our non-employee Directors during 2016.

Director Compensation for Fiscal Year Ended December 31, 2016
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Leslie A. Brun	$157,500	–	$185,000	$342,500
Thomas R. Cech	120,000	–	184,498	304,498
Pamela J. Craig	131,667	–	197,000	328,667
Thomas H. Glocer	130,000	–	175,000	305,000
William B. Harrison, Jr.(1)	66,666	–	25,000	91,666
C. Robert Kidder	120,000	–	170,000	290,000
Rochelle B. Lazarus	110,000	–	200,000	310,000
Carlos E. Represas	110,000	–	170,000	280,000
Paul B. Rothman	110,000	–	196,000	306,000
Patricia F. Russo	110,000	–	195,000	305,000
Craig B. Thompson	130,000	–	170,000	300,000
Wendell P. Weeks	114,167	–	200,000	314,167
Peter C. Wendell	110,000	–	170,000	280,000

(1)	Retired from the Board effective May 24, 2016.

(2)	Beginning in 2011, no further grants will be made under the 2010 Non-Employee Directors Stock Option Plan, subject to the Board’s right to further amend the Plan. Stock options previously issued to Directors under the 2010 Non-Employee Directors Stock Option Plan and any predecessor plans became exercisable in substantially equal installments on the first, second and third anniversaries of the grant date. All stock options previously issued to Directors are fully vested and exercisable. All options expire on the day before the tenth anniversary of their grant. The exercise price of the options is the closing price of our common stock on the grant date as quoted on the New York Stock Exchange.

On December 31, 2016, the aggregate number of option awards outstanding for Directors who served during 2016 was:

Director Name	Outstanding Option Awards at 12/31/16
L.A. Brun	10,000
T.R. Cech	5,000
P.J. Craig	0
T.H. Glocer	15,000
W.B. Harrison, Jr.	20,000
C.R. Kidder	5,000
R.B. Lazarus	0
C.E. Represas	0
P.B. Rothman	0
P.F. Russo	5,000
C.B. Thompson	5,000
W.P. Weeks	20,000
P.C. Wendell	15,000

(3)	Represents Company credits (in the form of deferred stock units) to the Plan for Deferred Payment of Directors’ Compensation. Mr. Harrison did not receive a Company credit to the Plan for Deferred Payment of Directors’ Compensation because he retired from the Board at the 2016 Annual Meeting of Shareholders which occurred prior to the award date.

Also includes charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors:

Director Name	Matched Charitable Contribution ($)
L.A. Brun	$15,000
T.R. Cech	14,498
P.J. Craig	27,000
T.H. Glocer	5,000
W.B. Harrison, Jr.	25,000
R.B. Lazarus	30,000
P.B. Rothman	26,000
P.F. Russo	25,000
W.P. Weeks	30,000

For Mr. Brun, Dr. Cech, Ms. Craig, Mr. Harrison, Ms. Lazarus, Dr. Rothman, Ms. Russo and Mr. Weeks, matching contributions include 2015 contributions that were paid in calendar year 2016.

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PROPOSAL 2.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables, beginning on page 39.

As described in the Compensation Discussion and Analysis, our executive compensation programs are designed to reward executives based on the achievement of company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our Named Executive Officers is also designed to enable us to attract, engage, and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our Named Executive Officers is allocated to annual cash and long-term equity incentives, which are directly linked to Company and/or stock price performance. For 2016, 90% and 82%, respectively, of the CEO’s and other Named Executive Officers’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

The Named Executive Officers received above-target payouts under our 2016 annual incentive plan due to strong performance (104%) against our financial and research-based objectives. 2016 is the first payout under the revised long-term incentive PSU program design, which became effective in 2014. As described in our 2015 Proxy Statement, the change was made to create a stronger linkage to operational excellence and shareholder value over the long term. Performance is measured over a cumulative three-year period using equal components of relative TSR and Operating Cash Flow. The overall payout for this plan for the three-year performance period ending December 31, 2016 was 158%, reflecting achievement of nearly 190% of Operating Cash Flow targets and relative TSR results of 127% versus our Peer Group.

In addition, management and the Compensation and Benefits Committee of the Board of Directors (the “C&B Committee”) continually review the compensation programs for the Named Executive Officers to ensure they achieve the desired goals of reinforcing senior management’s alignment with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 42 to further align pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking.

We are asking shareholders to indicate their support for the Named Executive Officer compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2017 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 39 to 68 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management or the Board of Directors and will not be construed as overruling any decision by management or the Board. However, the Board of Directors and the C&B Committee value the opinions of our shareholders as expressed through their votes and other communications. For example, in 2016, shareholders continued their support of our executive compensation programs with over 94% of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

At our 2011 Annual Meeting of Shareholders, our shareholders voted in support of annual advisory votes on future executive compensation proposals. In Proposal 3, we are asking our shareholders to recommend, on an advisory basis, how frequently we should provide future advisory “say on pay” votes.The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. The Board expects that the next “say on pay” vote will occur in 2018.

The Board of Directors recommends that Shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

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PROPOSAL 3.	NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Rule 14A of the Securities and Exchange Act of 1934, we are providing our shareholders the opportunity to cast a non-binding, advisory vote on the frequency of future votes to approve the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis and compensation tables. Shareholders will be able to specify one of four choices for this proposal on the proxy card; one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

Our prior say on frequency vote occurred in 2011. At that year’s meeting, shareholders voted in support of annual advisory votes on future executive compensation proposals.

After careful consideration, the Board of Directors believes that it is appropriate and in the best interest for our shareholders to continue to cast a non-binding, advisory vote on executive compensation on an annual basis. The Board of Directors strongly believes in continuous, proactive engagement with its shareholders. Annual votes will facilitate this important goal by allowing management, the Board, and our shareholders to engage in a timely, open and meaningful dialogue and to receive input regarding the compensation of our Named Executive Officers, our corporate governance practices as well as our executive compensation philosophy, policies and practices.

The shareholder vote on this resolution will not be binding on management or the Board of Directors and will not be construed as overruling any decision by management or the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our executive compensation program.

The Board of Directors recommends that Shareholders vote to conduct future advisory votes on executive compensation annually by selection of ONE YEAR on the proxy card.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2016 marked the 125th anniversary of our company’s contributions to human and animal health. In this historic year, we made meaningful progress towards our goal of translating breakthrough research into solutions that matter for patients. Our business development strategy to pursue the best external scientific opportunities to augment our internal research efforts will help position Merck as an industry leader with a sustainable platform for growth.

Because we recognize that research and development (“R&D”) is the primary source of long-term, intrinsic value and our best competitive advantage, we sharpened our focus in 2016 on becoming the world’s premier research-intensive biopharmaceutical company by establishing two new discovery science centers in Cambridge, Massachusetts and San Francisco, California to attract the brightest minds from academia and research to Merck’s early discovery efforts.

Our commitment to scientific innovation requires that we balance the need to deliver top line and earnings growth across our portfolio with the required investments in research and development to achieve optimal operational performance. During 2016, we successfully balanced these objectives, exceeding our Non-GAAP Earnings Per Share (“EPS”) and product pipeline commitments and delivering revenue results at the upper end of our original guidance. These results were indicative of the strides we have made toward becoming a more customer-focused, collaborative and efficient organization and further led to above-target achievement (104%) under our annual incentive plan.

While we entered 2017 with some challenges, most notably the December 2016 loss of exclusivity for ZETIA and upcoming loss of exclusivity for VYTORIN, we have many reasons to be confident about our future given our unwavering commitment to R&D. We are optimistic about our near- and long-term pipeline. The progress of KEYTRUDA indicates that it has the potential to become a foundational treatment for a range of cancers with more than 400 clinical trials underway for over 30 different tumor types. We also have a number of significant programs in Phase 1 and Phase 2 clinical development in a variety of disease areas.

Along with our promising R&D efforts, we continue to achieve strong commercial execution in our key focus areas of oncology, diabetes, vaccines, hospital acute care, and animal health. Below are some key highlights from 2016.

Select Business Highlights for 2016

TOP LINE / BOTTOM LINE RESULTS:
•	Exceeded our Non-GAAP EPS goal, with year-over-year growth of 5%
•	Increased worldwide sales by 1%, including a 2% negative impact from foreign exchange, attributable to growth in oncology, vaccines, hospital acute care, diabetes and animal health
•	Increased investment in research and development by 3% on a Non-GAAP basis from $6.6 billion in 2015 to $6.8 billion in 2016

SHAREHOLDER VALUE CREATION:
•	Delivered value to shareholders through 2016 TSR of 15.1% which exceeded the Peer Group median of 0.5%
•	Returned $8.6 billion to shareholders through dividends and share repurchases
•	Increased dividends paid by over 2%, representing the sixth consecutive year of dividend increases
•	Strengthened pipeline through the acquisitions of Afferent Pharmaceuticals (respiratory and immunology) and IOmet (immuno-oncology) and a strategic collaboration with Moderna Therapeutics to develop personalized cancer vaccines
•	Bolstered our global vaccines business through the year-end dissolution of the European joint venture with Sanofi Pasteur; we believe that reintegrating our vaccine portfolio into our operations will better position us to drive growth, execute more efficiently, optimize vaccine coverage and bring new vaccines to market more quickly

RESEARCH & DEVELOPMENT:
•	Continued to further expand the labeling and clinical development for KEYTRUDA including:
	–	Received regulatory approval in the U.S., Japan and EU (January 2017) for first-line treatment of patients with advanced Non-Small Cell Lung Cancer (“NSCLC”)
	–	Broadened clinical development with over 400 studies for more than 30 cancer types including: bladder, colorectal, esophageal, gastric, head and neck, hepatocellular, Hodgkin lymphoma, Non-Hodgkin lymphoma, melanoma, multiple myeloma, nasopharyngeal, NSCLC, ovarian, prostate, renal and triple negative breast
	–	In 2016, KEYTRUDA was granted U.S. Breakthrough Therapy Designation for four indications for the treatment of patients with relapsed or refractory classical Hodgkin lymphoma, previously untreated stage IV NSCLC whose tumors express PD-L1, unresectable or metastatic MSI-H non-colorectal cancer and locally advanced or metastatic urothelial cancer with disease progression on or after platinum-containing chemotherapy
•	Continued to execute and advance diverse late-stage pipeline for Alzheimer’s disease, HIV infection, atherosclerosis, bacterial infection, diabetes, heart failure and Ebola
•	Received U.S., EU and Japan approval for ZEPATIER for the treatment of chronic hepatitis C virus genotype 1 or 4 in adults
•	Received U.S. and EU (January 2017) approval for ZINPLAVA for the prevention of Clostridium difficile infection (“CDI”) recurrence in adults who are receiving antibacterial drug treatment of CDI and are at high risk for CDI recurrence
•	Initiated several novel programs and testing for multiple drug candidates in humans across multiple modalities

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Results of 2016 Shareholder Advisory Vote on Executive Compensation

Each year, the C&B Committee considers the outcome of shareholder advisory votes on executive compensation when making decisions relating to the compensation of the executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) and our executive compensation programs and policies.

In 2016, shareholders continued their support of our executive compensation programs with over 94% of the votes cast for approval of the “say on pay” proposal at the Annual Meeting of Shareholders. The C&B Committee believes that the voting results conveyed our shareholders’ support of the philosophy, strategy and objectives of our executive compensation programs.

Furthermore, we continue to engage in direct dialogue with our shareholders regarding our executive compensation programs and policies to ensure that they understand the manner in which our policies support our long-term strategic objectives. Through our proactive shareholder engagement process, we held discussions with a number of our largest shareholders during the spring and fall of 2016 about various corporate governance and executive compensation-related issues.

How Our Business Environment Impacts Our Executive Compensation Objectives and Strategy:

The pharmaceutical industry is science-focused requiring experimentation to foster innovation and therefore:

•	The work we do has the potential to have an enormous impact on global health and well-being. The drugs we discover, develop and bring to market will improve the quality of human and animal life;

•	Because of the inherent complexity and dynamic science of human and animal health, even with flawless execution we risk failure;

•	We must constantly achieve balance between the benefits and risks for every drug we develop. Society’s increasing demand for innovation to treat and cure illness is offset by society’s increasing awareness of, and aversion to, risk;

•	We operate in a highly regulated industry environment, including uncertainties in the political environment that impact the regulatory framework;

•	It takes 5 to 15 years to discover, develop and bring a new drug to market;

•	The costs associated with drug discovery and development can be significant and unpredictable; and

•	The dynamics of the industry environment, which include intellectual property laws that evolve as governments change, competitive pricing and reimbursement pressures and regulatory/science developments, often limit the effective commercial life of a drug and put pressure on replenishing the product portfolio through successful research and development.

As a result of these challenges and complexities, our executive compensation program must support our ability to attract and retain some of the brightest minds in business, research and academia, in a highly competitive industry environment. We strive to balance the need to deliver market-competitive pay within a framework that provides the appropriate mix of fixed and variable compensation that aligns with our pay-for-performance objectives.

Executive Compensation Program Objectives and Strategy

Objectives

Our executive compensation program is designed to:

Align the interests of our senior executives with those of our shareholders to ensure prudent, short-term actions that will benefit Merck’s long-term value;

Reward our executives based on the achievement of sustained financial and operating performance as well as demonstrated leadership;

Attract, engage and retain high-performing executives who help us achieve immediate and future success and maintain our position as an industry leader in the development of innovative medicines; and

Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

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Strategy

Our mission is to discover and provide innovative medicines and vaccines that save and improve lives around the world. It is therefore critical that we attract, engage and retain the best talent and thought leaders globally from academia and industry to leverage diverse experiences and cutting-edge thinking. Each compensation element has a specific purpose in furthering the executive compensation program objectives described below.

Compensation Element	Purpose
Base Salary	Attract and retain high-quality executives over time and mitigate pressures that might otherwise exist to support high-risk business strategies.
Annual Cash Incentive	Motivate executives to achieve financial and research-based performance objectives that are key to our annual operating and strategic plans.
Long-Term Equity Incentives	Align the interests of executives with shareholders by tying the value of awards to the performance of our common stock over the long term;
Encourage executives to achieve multi-year strategic and financial objectives; and
Enhance the retention of key talent.
Employee Benefits (Retirement, Health and Welfare)	Assist employees with saving and preparing financially for retirement; and
Help ensure that we have a productive and focused workforce.
Perquisites	Minimize distractions and support the financial well-being, safety and security of our executives.
Post-Employment Benefits	Provide temporary income to employees following an involuntary termination of employment. These benefits fit into our overall compensation structure by enhancing our ability to attract, retain and motivate highly talented individuals in a highly competitive marketplace where such protections are commonly offered.

Pay for Performance Alignment

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders. For this reason, a significant portion of our NEOs’ pay is variable and at risk, subject to company and individual performance measured against financial, operating and strategic objectives, as well as relative total shareholder return (“TSR”). The Company’s variable incentives demonstrate a strong linkage between pay and performance. In 2016, the Company missed its financial goal for revenue but exceeded its Non-GAAP EPS and pipeline goals, making significant progress across various stages of the pipeline, which we believe will yield longer-term returns as new products are approved and launched. The manner in which our compensation plans operate relative to performance is described in detail below.

Annual Incentive – The Company Scorecard, which focuses on our most critical business drivers—revenue, EPS and pipeline—is described in more detail beginning on page 44. Our performance during 2016 resulted in above-target achievement (104 points vs. a target of 100 points) of our financial and research-based objectives. These results, combined with individual performance, determine annual incentive payouts to the majority of our employees, including the NEOs. The Company Scorecard result of 104% coupled with NEO individual performance that ranged from 100% to 112.5% resulted in average annual incentive payouts for the NEOs of 109% of target in 2016.

Long-Term Incentive (“LTI”) – The Performance Share Units (“PSUs”) granted for the 2014-2016 performance period provided senior executives the opportunity to earn share awards based on cumulative, three-year Operating Cash Flow (“OCF”) and relative TSR performance versus our Peer Group, each weighted at 50%. The overall payout for the three-year period ending December 31, 2016 was 158%, reflecting a score of nearly 190% of target based on OCF results and 127% of target based on relative TSR results versus Peers. Additional details about our PSU program and the 2014-2016 PSU award cycle are provided beginning on page 48.

Continued our strong pay-for-performance alignment of incentive plans

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Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices over time:

We do…	We do not…
Include double-trigger vesting of equity in the event of a change in control (i.e., both a change in control and an involuntary termination)	Allow engagement in short sales, publicly traded options, hedging or pledging of Company stock
Utilize a total shareholder return metric in the PSU program to align with long-term stock performance and shareholder experience	Grant time-vested restricted stock units (“RSUs”) for NEOs as part of the annual LTI program
Provide dividend equivalents only on earned RSUs or PSUs	Grant stock options with an exercise price less than fair market value
Monitor LTI program share utilization regularly relative to both historic standards and versus our pharmaceutical and supplemental Peer Groups	Re-price underwater stock options without shareholder approval
Conduct competitive benchmarking to ensure executive officer compensation is aligned to market	Pay tax gross ups on benefits and perquisites in the event of a change in control
Offer limited perquisites supported by business interests
Include caps on annual cash incentive and PSU program payouts
Retain an independent compensation consultant that reports directly to the C&B Committee
Maintain robust stock ownership requirements and share retention policies
Maintain an incentive recoupment policy
Conduct assessments to identify and mitigate risk in compensation programs
Avoid employment agreements

Detailed Discussion and Analysis

This Compensation Discussion and Analysis or “CD&A” describes the material elements of compensation for the Named Executive Officers, who are listed below.

Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Robert M. Davis	Executive Vice President, Global Services and Chief Financial Officer
Michael J. Holston	Executive Vice President and General Counsel
Roger M. Perlmutter, M.D., Ph.D.	Executive Vice President and President, Merck Research Laboratories
Adam H. Schechter	Executive Vice President and President, Global Human Health

The C&B Committee makes all decisions relative to the total direct compensation (base salary, annual cash incentive and long-term incentives) of our executive officers other than for the CEO. The C&B Committee’s recommendations for the total direct compensation of the CEO are subject to approval by the full Board of Directors (not including Mr. Frazier). Additional details regarding the roles and responsibilities of the C&B Committee are provided beginning on page 20.

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The Elements of 2016 Compensation

This section describes the elements of our NEOs’ 2016 compensation, which consisted of the following:

Direct Compensation	Indirect Compensation
• Base Salary	• Other Employee Benefits
• Annual Cash Incentive
• Long-Term Equity Incentives

Under our executive compensation program, a significant portion (90% and 82%, respectively) of the CEO’s and other NEOs’ target annual direct compensation is variable based on our operating performance and/or our stock price, as shown below:

Base Salary

The C&B Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier), determines base salaries for the NEOs each year based on the following factors:

•	Evaluation of individual performance;

•	Breadth, scope and complexity of the role;

•	Review of survey data to ensure competitive compensation against our pharmaceutical Peer Group (as described in more detail on page 50); and

•	Comparison of Non-CEO executive officers’ base salaries to ensure reasonable internal equity.

For 2016, the Board increased Mr. Frazier’s base salary by 2.5%, the first increase since he became CEO in 2011. A substantial majority of his compensation remains variable (90%) and tied to longer-term operating and stock price performance measured on both an absolute and relative basis.

In addition, as part of the annual compensation management process applicable to all Merck salaried employees for 2016, Mr. Frazier recommended and the C&B Committee reviewed and approved, base salary increases ranging from 2.3% to 3.2% for NEOs and a 4.5% market adjustment for Mr. Holston. Merit increases were in line with the annual merit budget for all other U.S. salaried employees for 2016. The C&B Committee also approved a target annual incentive increase from 95% to 105% of base salary for Mr. Davis and target long-term incentive increases for Mr. Davis and Mr. Holston of $200,000 each.

Framework for Incentive Programs

Funding for each of our annual cash incentive and PSU programs is based upon company performance versus pre-established performance targets. For our annual cash incentive program, the Company Scorecard is developed at the beginning of each year and is used to establish the expected company performance based on three critical components, Revenue, EPS and Pipeline, each weighted as a portion of the overall Scorecard. Revenue and EPS are equally weighted at 40% each and targets are established based on our annual operating plan which reflects management’s expectations for our performance. Pipeline milestones are the final component of the Scorecard and are weighted at 20%. Pipeline milestones are established by the head of Merck Research Labs, reviewed by the Research Committee of the Board at the beginning of each year and designed to ensure that we are focused on internal and external early discovery opportunities, late-stage clinical development progression, filings and approvals and the continued growth and expansion of in-line products.

After the final Scorecard results are determined, the CEO considers each NEO’s individual performance and contributions throughout the year when recommending his final award, which is then approved by the C&B Committee. The full Board of Directors (not including Mr. Frazier) evaluates the CEO’s performance when determining his final award.

Similarly, under our PSU program, at the beginning of each year, we establish three-year performance targets for Operating Cash Flow (“OCF”) and validate the Peer Group for relative Total Shareholder Return. Payouts under the PSU program are formulaic and no individual performance or discretion is exercised when determining final awards.

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OCF targets are established based on our three-year financial plan which considers a variety of factors including management, Board and external expectations of and aspirations for our longer-term performance. Relative TSR performance versus our Peer Group is measured at the end of the three-year performance period using an out or underperformance model which compares Merck’s average annual TSR to the median TSR of our Peer Group. Each percentage point of outperformance or underperformance versus the median modifies the earned award by +/- 5%. In the event of underperformance by more than 10 percentage points of the median Peer Group TSR, there is no payout on the relative TSR portion of the award and negative relative TSR performance results in a cap of 100% on the relative TSR portion of the award. In no event will the relative TSR performance payout exceed 200%.

To accurately reflect the operating performance of our business, the C&B Committee has approved a framework of adjustments to our reported financial results for incentive program purposes as outlined in the table below. For further explanation of our GAAP versus Non-GAAP results, please see page 47 of our Annual Report on Form 10-K for the year-ended December 31, 2016.

Incentive Program	Financial Metric	Weighting of Component	Definition	Adjustments
	Pipeline		The Company’s Research and Development goals for the incentive program	No Adjustments
	Revenue		The Company’s revenue	Excludes charges or items from the measurement of performance relating to (1) fluctuations in foreign exchange rates versus plan rates; (2) the impact of significant unplanned acquisitions and/or divestitures, extraordinary items and other unusual or non-recurring charges and/or events; and (3) the effects of significant accounting changes in accordance with U.S. generally accepted accounting principles (“GAAP”), or other significant legislative changes
	Earnings Per Share		The Company’s net income divided by the weighted average of the number of shares of Company common stock on a fully diluted basis	All of the above; and (4) an event either not directly related to Company operations or not reasonably within the control of Company management; and (5) the impact of share repurchases above or below plan levels
	Operating Cash Flow		The sum of the Company’s after-tax Non- GAAP net income (attributable to the Company) less the change in working capital (working capital includes Trade Accounts Receivable and Inventory – including Trade Accounts Receivables and Inventory included in Other Assets – net of Accounts Payable) plus Non-GAAP depreciation and amortization for each of calendar year of the Award Period	All of the above, except (5), which does not apply to OCF
	Relative TSR		The comparison of the Company’s annualized total shareholder return (inclusive of reinvested dividends) to the median total shareholder return for the Peer Group	No Adjustments

Annual Cash Incentive

The NEOs participate in the shareholder-approved Executive Incentive Plan (the “EIP”). Award amounts under the EIP are determined based upon achievement of Company performance measures as reflected by the Company Scorecard and individual performance against pre-established objectives.The EIP provides for an award fund of up to 2.5% of the Company’s Adjusted Net Income (the Company’s Non-GAAP earnings after certain adjustments). The CEO may receive a maximum award equal to 10% of the award fund and the maximum award for the other EIP participants is equal to 90% of the award fund for that year divided by the number of participants other than the CEO.

For 2016, the absolute maximum awards for the CEO and each of the other NEOs under the EIP were $26.4 and $21.6 million, respectively. Using a process commonly referred to as negative discretion, the maximum awards are adjusted down to the actual amounts paid to each NEO based primarily on performance against the Company Scorecard, as described in the following section. The EIP award amounts for NEOs are limited to 250% of target, and the maximum award for each NEO is listed in the Grants of Plan-Based Awards table on page 55.

2016 Merck Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that outline how we will track and measure the achievement of our key objectives during the year.The Scorecard focuses on our most important business drivers: (1) revenue,

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(2) earnings per share and (3) pipeline, all of which are evaluated within the context of compliance, health and safety outcomes. The revenue and earnings metrics are equally weighted because the C&B Committee believes they are the key financial measures of our success during the year, and the pipeline metric is included because it is a leading indicator of the Company’s ability to create sustainable value for shareholders over the long term. As described in more detail below, these three elements, taken together, are intended to measure our progress and performance against both annual operating goals and critically important long-term strategic drivers of sustainable value creation that are tied to our research and development processes and outcomes.

The Company Scorecard is calibrated so that results will range between 50% and 200% of the target award opportunity established for each participant.The stretch (200%) and threshold (50%) goals are set in relation to the Board-approved financial plan and the expectations of shareholders. Failure to achieve threshold performance goals (i.e., the level at which 50% of the target award opportunity is payable) results in forfeiture of the entire opportunity. The Scorecard structure and results supporting the final 2016 Company score of 104 points are summarized below.

2016 Merck Company Scorecard Results

Measure	Results	Target Points	Final Score
Top Line		40	37
Revenue vs. Plan	For purposes of the Scorecard, reported revenue of $39.8 billion was adjusted to $39.4 billion to remove the positive impact of foreign exchange rates (vs. foreign exchange rates budgeted in the annual operating plan), falling short of our internal revenue target of $39.7 billion.
Bottom Line		40	41
EPS vs. Plan	For purposes of the Scorecard, reported Non-GAAP EPS of $3.78 was adjusted to $3.73 to remove the positive impact of foreign exchange rates (vs. foreign exchange budgeted in the annual operating plan), exceeding our Non-GAAP EPS goal of $3.72.
Pipeline Milestones		20	25
ZEPATIER/KEYTRUDA Approval Milestones	U.S. filing and approval of KEYTRUDA as first and only anti-PD-1 therapy for first-line treatment of patients with advanced NSCLC whose tumors express high levels of PD-L1.	5	10
Additional Filings and Approvals	Multiple filings and approvals achieved for cancer, vaccine, infectious disease and diabetes products.	5	5
Global Development	Progressed late-stage drugs through various stages of development, including cancer, Alzheimer’s disease, vaccines and infectious disease.	4	5
Early Development/ Discovery Research and Business Development	– Implemented two new discovery sites and advanced early and discovery pipeline. – Augmented pipeline through acquisition of Afferent Pharmaceuticals, adding a new candidate for chronic cough.	6	5
		100	104*

* Total does not add due to rounding.

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2016 Named Executive Officer Performance

All of the NEOs’ 2016 annual incentive awards reflect the achievement of the Company Scorecard result at 104% of target, coupled with an assessment of individual performance versus objectives, including leadership.

Mr. Frazier’s award reflects Mr. Frazier’s contribution to the progress made in advancing our 10-year strategy to enable sustainable value creation for the Company and its shareholders. Under Mr. Frazier’s guidance, we continued reshaping the portfolio through a selective combination of acquisition and divestiture activities. Merck’s overall financial performance for 2016 resulted in a balanced achievement, exceeding our earnings and pipeline commitments, despite falling slightly short on revenue. With his leadership, management made decisions that enabled higher than planned R&D investments in support of our product pipeline, while maintaining our ability to exceed our Non-GAAP EPS goal. Mr. Frazier continued to demonstrate his ability to advance Merck’s talent and people goals, improving diversity representation and people manager capabilities, while strengthening the succession pipeline for critical roles. The Board considered Mr. Frazier’s accomplishments along with his strong leadership in continuing to transform Merck into a more competitive and innovative company with a sustainable platform for growth.

Mr. Davis’ award reflects Mr. Davis’ contribution to Merck’s solid financial performance, disciplined capital allocation and overall business development strategy and execution. Mr. Davis’ strong operational focus was instrumental in the development and execution of a strategy to divest non-core, non-strategically aligned assets to focus Merck’s resources in areas that will drive long-term value creation. Under Mr. Davis’ leadership, Merck executed more than 55 business development transactions including the acquisitions of Afferent Pharmaceuticals and IOmet, as well as, the dissolution of the Sanofi Pasteur MSD joint venture. His focus on expense discipline resulted in flat operating expenses vs. 2015 despite a 3% increase in investment in R&D to support KEYTRUDA, delivering a leveraged P&L and returning $8.6 billion to shareholders through dividends and share repurchases and a greater than 2% increase in our annual dividend payment. Mr. Davis’ role was expanded during 2016 to include leadership of Global Services, including IT and Global Supplier Management in recognition of the significant contributions and strong operational rigor and discipline he has brought to the business since joining in 2014.

Mr. Holston’s award reflects Mr. Holston’s broad contributions to the business on global business development transactions and litigation matters that served to strengthen our pipeline and address litigation risks to protect the Company’s intellectual property.This included the successful $2.5 billion ruling for Merck in the trial vs. Gilead Sciences Inc. which resulted in the largest patent infringement verdict in U.S. history. Mr. Holston also successfully resolved multiple international regulatory matters. In addition, he partnered across the business to support the strengthening of the manufacturing organization and supported the re-design of Merck’s global medical affairs organization.

Dr. Perlmutter’s award reflects Dr. Perlmutter’s contribution to the continued advancement of Merck’s pipeline including a number of approvals and regulatory milestones achieved in 2016 across multiple therapeutic areas.Two of the most notable achievements were the approval of KEYTRUDA in the U.S. and Japan for the first-line treatment of Non-Small Cell Lung Cancer (“NSCLC”) and ZEPATIER for the treatment of chronic hepatitis C. Recognizing the importance of business development and enhancing our early to mid-stage pipeline with external innovations, Dr. Perlmutter also played a critical role in adding new candidates for cancer and chronic cough through the acquisitions of IOmet and Afferent Pharmaceuticals, in addition to a strategic collaboration with Moderna Therapeutics to develop personalized cancer vaccines. Dr. Perlmutter was also instrumental in the launch of two new discovery science centers in Cambridge, Massachusetts and San Francisco, California to attract and retain the best scientific minds in academia and biopharmaceuticals to Merck. Through these actions, Dr. Perlmutter increased the strength of Merck’s research team enabling a stronger long-term succession plan for Merck Research Laboratories.

Mr. Schechter’s award reflects Mr. Schechter’s contribution to Global Human Health’s solid performance during 2016, achieving sales growth of 2% over 2015, excluding the impact of foreign exchange. On an excluding exchange basis, the business delivered sales growth across core therapeutic areas including diabetes (+2%), vaccines (+10%), hospital acute care (+6%) and oncology (+45%). The ongoing launches of KEYTRUDA, ZEPATIER and BRIDION each remain very strong and are achieving significant success in the market place. This performance was realized despite global economic challenges including market access and pricing pressures, increased competition and early generic competition. Mr. Schechter also played a major role in the reintegration of our vaccine portfolio through the dissolution of the Sanofi Pasteur MSD joint venture and several commercial product divestitures to drive growth, execute more efficiently, optimize vaccine coverage and bring new vaccines to market more quickly. Mr. Schechter continued his momentum in advancing his talent development strategy with several new appointments across his Operating Committee leadership team.

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2016 Annual Incentive Payouts

The table below shows the 2016 annual cash incentives paid to the Named Executive Officers. The total annual incentive paid to each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Annual Base Salary	X	Target Annual Incentive %	X	Company Performance %	X	Individual Performance %	=	Final Award

Named Executive Officer 2016 Annual Incentive Payments
		Target		Actual
		Target	Target				Final
Named Executive	Annual Base Salary	Annual	Annual Cash	Company	Individual	Final	Award as %
Officer	(as of 12/31/16) $	Incentive %	Incentive $	Performance %	Performance %	Award $	of Target
K.C. Frazier	$1,537,500	150%	$2,306,250	104%	105%	$2,518,425	109%
R.M. Davis	1,000,000	105	1,050,000	104	100	1,092,000	104
M.J. Holston	775,000	95	736,250	104	105	803,985	109
R.M. Perlmutter	1,060,500	105	1,113,525	104	112.5	1,302,824	117
A.H. Schechter	1,011,000	105	1,061,550	104	100	1,104,012	104

Long-Term Equity Incentives

2016 Award Mix

We use the following long-term incentive (“LTI”) vehicles in order to ensure that our LTI program remains balanced, sustainable and supportive of its objectives over a multi-year period:

•	Performance Share Units (“PSUs”) support the objectives of linking realized value to the achievement of critical financial and operational objectives and shareholder alignment. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield.

•	Stock options support the shareholder alignment objective because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

The 2016 LTI award mix for the NEOs is shown in the following chart:

2016 LTI Grants

The C&B Committee and, in the case of Mr. Frazier, the full Board (not including Mr. Frazier), determined the value of 2016 annual LTI grants for the NEOs based on competitive market data, the executives’ future potential contributions, sustained performance, degree of importance of their contributions to Merck, tenure and experience in the role and skill set relative to pharmaceutical and supplemental Peer Groups and other executives of a comparable level. The C&B Committee increased Mr. Davis’ and Mr. Holston’s annual target LTI from $3.5 million to $3.7 million and $2 million to $2.2 million, respectively, to increase the market competiveness of their total pay compared to the Peer Group and to reflect their experience and contributions as they progress in their roles.

The 2016 annual LTI grant values for the Named Executive Officers are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 55.

Named Executive Officer 2016 Annual LTI Grant Values
Named Executive Officer	PSUs ($)(1)	Stock Options ($)(2)	Total LTI Value ($)
K.C. Frazier	$7,200,000	$4,800,000	$12,000,000
R.M. Davis	2,220,000	1,480,000	3,700,000
M.J. Holston	1,320,000	880,000	2,200,000
R.M. Perlmutter	2,400,000	1,600,000	4,000,000
A.H. Schechter	2,280,000	1,520,000	3,800,000
(1)	PSU dollar values were converted to a number of units using the fair market value on the grant date, March 31, 2016, which was $52.91. The 2016 PSU values shown in the Summary Compensation Table, beginning on page 53, and Grants of Plan-Based Awards table, on page 55, will be different from what is shown above as the amounts in those tables are calculated based on fair value on grant date in accordance with FASB ASC Topic 718 and SEC disclosure rules.
(2)	Stock option dollar values were converted to a number of shares using the Black-Scholes value as of May 10, 2016 of $5.89 per share.

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PSU Program

In 2014, the PSU program was re-designed to create a stronger linkage to operational performance and long-term shareholder value. Performance was measured using equal components of Operating Cash Flow (“OCF”) and relative TSR (“rTSR”) versus our Peer Group, both over a cumulative three-year period. Sixty percent of each Named Executive Officer’s annual target LTI was converted to units based on the closing price of Merck stock on the date of grant. The number of units ultimately earned was based on our performance against the pre-established OCF target and rTSR performance for the 2014-2016 performance period.

Payouts under the 2014-2016 PSU Award Cycle

For the 2014-2016 award cycle, our performance against three-year cumulative OCF and rTSR versus our Peer Group, each weighted at 50%, resulted in an actual payout of 158% as illustrated in the table below.

OCF Goals $ Billions Percent of Goal Payout (%)(1) Stretch $ 39.6 110% 200 % Actual 39.1 109 190 Target 36.0 100 100 Threshold 30.6 85 25 Less Than Threshold <30.6 NA 0 rTSR Annualized TSR(2) Eli Lilly 15.2 % Amgen 11.2 % Merck 10.6 % Johnson & Johnson 10.3 % AbbVie 9.5 % Bristol-Myers Squibb 5.9 % Pfizer (Peer Median) 5.2 % AstraZeneca 1.9 % Novartis -0.3 % Roche -3.5 % Sanofi -4.7 % GlaxoSmithKline -4.7% 100% 10.6% Merck TSR 5.2% Peer Meidan TSR 5 127% 190% Result 50% Weighting 95% 127% Result 50% Weighting 63% 158%(1) Final Payout

→ **190% Result x 50% Weighting = 95%**

+

→ **127% Result x 50% Weighting = 63%**

100% + [(10.6% Merck TSR - 5.2% Peer Median TSR) x 5] = 127%

=

Final Payout → **158%[1]**

(1)	Rounded to the nearest whole percentage.
(2)	TSR as reported by Bloomberg and calculated using the average closing price of Merck and Peer company common stock for December 2013 and December 2016, assuming reinvestment of dividends.

The 158% payout was based on our strong OCF performance (190%) due to higher than expected After-Tax Net Income and Working Capital improvement. As discussed on page 44, OCF was adjusted for the Merck Consumer Care divestiture and Cubist acquisition and to exclude the impact of foreign exchange rates vs. plan rates. We also outperformed the median TSR of our Peer Group by 5.4%, which provided +5% for each percentage point of outperformance, resulting in an rTSR payout of 127%.

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Based on the final payout of 158%, the NEOs received the following number of shares of Merck common stock:

Named Executive Officer PSU Distribution
Named Executive Officer	Target Award (# of shares)	Final Award (# of shares)
K.C. Frazier	105,690	166,990
R.M. Davis	36,070	56,991
M.J. Holston	10,569	16,699
R.M. Perlmutter	36,991	58,446
A.H. Schechter	40,162	63,456

Additional information regarding the payouts under the 2014-2016 PSU award cycle is provided in the Option Exercises and Stock Vested table on page 59.

Other Employee Benefits

Similar to other salaried, U.S.-based employees of Merck, the Named Executive Officers participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Pension and savings plans help employees save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Additionally, the NEOs, along with other senior management employees, are provided a limited number of other benefits, which the C&B Committee believes are reasonable, appropriate and consistent with our executive compensation philosophy. The primary purposes of these other benefits are to minimize distractions from the executives’ attention to important Company initiatives and to ensure their safety and security.

The benefits described below are reflected in the “All Other Compensation” column of the Summary Compensation Table.

•	Reimbursement for financial counseling and tax preparation. The value is taxable to executives and is limited to $10,000 per year. This benefit is intended to encourage executives to engage knowledgeable experts to assist with financial and tax planning. It supports our objectives by helping to ensure that executives understand the compensation and benefit plans in which they participate and are not unnecessarily distracted from Company responsibilities to attend to personal financial matters.

•	Limited personal use of Company aircraft and Company cars, which is generally taxable to the NEOs. We believe that these benefits provide better security for executives and allow them to devote additional time to Company business.

•	Reimbursement for the installation, maintenance and remote access of residential security systems. We believe that providing this benefit allows us to ensure that our executives have appropriate security. We do not reimburse executives for monthly security monitoring fees.

Key 2017 Compensation Actions

As part of our ongoing effort to improve the alignment of our incentive plans with Peer Group practices and our evolving business strategy, the C&B Committee approved a series of changes to our annual and long-term incentive plans effective January 1, 2017, each of which is described in more detail in the table below.

Element of Pay	Program	Description of Change and Rationale
Annual Incentive	Company Scorecard

•  Replace EPS metric with Pre-tax income (maintaining 40% weighting) to avoid redundancy in metrics between our PSU program and our annual incentive program.

•  Revenue and Pipeline Milestones will continue to be weighted at 40% and 20%, respectively.

	Executive Incentive Plan	• Reduce the maximum payout from 250% to 200% of target for all Section 16 Officers, including NEOs, to better align with the practices of our Peer Group.
Long-Term Incentives	PSU Program

•  Add EPS metric to augment the OCF metric, at a weighting of 25% each to drive focus on long-term growth while ensuring we maintain our emphasis on operating efficiency.

•  Maintain rTSR versus Peer metric at a weighting of 50%.

	Award Mix	• Increase the allocation of PSUs from 60% of annual grant value to 70% of annual grant value by decreasing the allocation of annual grant value of Stock Options from 40% to 30% to reinforce Merck’s pay-for-performance alignment.

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•	2017 CEO Compensation - Based on the Board’s assessment of Mr. Frazier’s strong business results and leadership, experience and relative position of his annual target compensation versus that of industry Peers, the Board approved a 3% increase to his base salary, effective in April 2017. This is the second increase to Mr. Frazier’s base salary since he became CEO in 2011 (in aggregate, his base salary has increased 5.7% over this six-year period). Mr. Frazier’s target annual incentive will remain unchanged from 2016 and his long-term incentive target will increase by $500,000 to $12.5 million.

•	2017 Named Executive Officer Compensation - Mr. Frazier recommended, and the C&B Committee approved, the compensation adjustments noted in the table below. The increase to base salary for Mr. Holston and the increase to long-term incentive target for Mr. Davis were intended to align the respective NEO’s overall total compensation to the external market for such roles, respectively.

Pay Component	2017 C&B Committee Actions
Base Salary – Annual Merit Increase	Increases for NEOs ranged from 2.5% to 3%, aligned to increases for the broader U.S. salaried employee population
Base Salary – Market Adjustment	Increase for Mr. Holston of 3.9%
Target Annual Incentive	There were no changes to target annual incentives
Target Long-Term Incentive	Increase for Mr. Frazier of $500,000 and for Mr. Davis of $100,000

Other Compensation Practices

Merck’s Peer Group

Individual executive officer compensation levels and opportunities are compared to a Peer Group of large multinational pharmaceutical companies that participate in a pharmaceutical industry compensation survey. The survey is conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2016, the C&B Committee reviewed the survey, which consisted of the following Peer companies (which remain unchanged from 2015) with which Merck competes to attract talented, high-performing executives:

Merck’s Pharmaceutical Peer Group
AbbVie	Johnson & Johnson
Amgen	Novartis
AstraZeneca	Pfizer
Bristol-Myers Squibb	Roche
Eli Lilly	Sanofi
GlaxoSmithKline

Our overarching strategy is to position our executives’ target total direct compensation (base salary, target cash incentive and target long-term equity incentive) at the 50th percentile, on average, with variability by individual executive based on scope of responsibility, market availability of proven talent, the critical need to retain the executive, sustained performance over time, potential for advancement as part of key succession planning processes, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and that overall costs and share dilution are reasonable and sustainable relative to market practices.

In addition to the pharmaceutical Peer Group described above, we also use a supplemental Peer Group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a reference for other compensation-related practices (for example, share usage and dilution, change in control policy design and share ownership and retention guidelines). Merck is a member of the Dow Jones Industrial Average and we believe this group provides insight into practices among companies of similar complexity.

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Current LTI Grant Practices

All grants to executive officers are approved by the C&B Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier). Annual PSU grants are generally made on the last business day in March and annual stock option grants are made on the third business day following announcement of our first quarter earnings. We may also selectively grant stock options and RSUs to executive officers on the third business day following the announcement of quarterly earnings generally as part of a new hire sign-on or for retention purposes. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the C&B Committee reserves the right to change the date when grants are made, in view of its responsibility to take into account all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Company stock on the grant date. In certain countries, a higher grant price may be used to satisfy provisions of local applicable law. The re-pricing of stock options is not permitted under the Incentive Stock Plan (“ISP”) without prior shareholder approval.

Stock Ownership Requirements

The C&B Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which the CEO and other senior executives are required to acquire and hold Merck common stock in an amount representing a multiple of base salary. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/ or PSU and RSU distributions (100% for the CEO and 75% for the other NEOs). The following table sets forth the stock ownership requirements and current stock ownership status as a percentage of the requirement for the CEO and other NEOs as of February 28, 2017.

Return of Incentive Compensation (“Clawback Policy”)

Under our incentive compensation recoupment policy, in the case of a significant restatement of financial results caused by executive fraud or willful misconduct, the Board of Directors will seek reimbursement for the portion of the annual cash incentive and/or PSUs paid to the executive in excess of the amount that would have been paid if the financial results were reported accurately. Additionally, for incentive compensation awarded in and after 2014, an incentive recoupment policy applies to senior executives in instances of material violations of Company policy that cause significant harm to Merck and instances of a failure to manage or monitor conduct or risks appropriately.

Hedging and Pledging

As part of our insider trading policy, Merck prohibits engagement in short sales, publicly traded options, hedging transactions and pledging of Company stock.

Tax Deductibility of Compensation

In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including the application of Section 162(m) of the Internal Revenue Code. We believe 1) annual cash incentives paid to executive officers under the shareholder-approved EIP and 2) PSUs, stock options and RSUs granted under the shareholder-approved ISP may be granted in a manner that qualifies as performance-based compensation under Section 162(m) and, if so, would generally be deductible by the Company for federal income tax purposes. Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the C&B Committee may authorize compensation that is not deductible if it is determined to be appropriate.

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Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&B Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and have adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the chart on page 42.

In 2016, Merck engaged Pay Governance, an independent compensation consultant to management to perform a formal assessment of our executive compensation program, policies and practices based on generally accepted compensation practices. The results of the assessment were reviewed and discussed with the C&B Committee in November 2016. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis.

Compensation and Benefits Committee Report

The C&B Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&B Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Benefits Committee
Thomas H. Glocer
(Chair)
Rochelle B. Lazarus	Patricia F. Russo
Carlos E. Represas	Peter C. Wendell

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2016, 2015 and 2014. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three next most highly compensated executive officers as of December 31, 2016.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensa- tion ($)(4)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)(5)		All Other Compen- sation ($)(6)	Total ($)
Kenneth C. Frazier,	2016		$1,527,404	$0		$7,875,521	$4,800,002	$2,518,425	$4,757,350		$302,468	$21,781,170
Chairman, President	2015		1,500,000	0		9,912,966	4,800,000	3,402,000	4,309,645		283,472	24,208,083
and Chief Executive Officer	2014		1,500,000	0		13,025,313	3,323,244	3,341,250	3,642,161		197,402	25,029,370
Robert M. Davis,	2016		991,654	1,250,000	(8)	2,428,286	1,479,998	1,092,000	160,276		117,259	7,519,473
Executive Vice President,	2015		963,884	1,250,000	(8)	2,103,993	1,399,998	1,391,872	116,994		92,257	7,318,998
Global Services and
Chief Financial Officer	2014		650,384	2,500,000	(8)	7,294,765	1,163,135	812,250	35,771		306,213	12,762,518
Michael J. Holston,	2016		761,538	0		1,443,846	880,001	803,985	354,216		88,900	4,332,486
Executive Vice President	2015		691,346	0		1,472,234	800,000	991,800	168,667		69,827	4,193,874
and General Counsel	2014	(7)	—	—		—	—	—	—		—	—
Roger M. Perlmutter, M.D., Ph.D.	2016		1,052,288	0		2,625,174	1,600,001	1,302,824	359,602		160,256	7,100,145
Executive Vice President and	2015		1,021,926	0		3,335,960	1,600,000	1,946,700	256,255		140,416	8,301,257
President, Merck Research
Laboratories	2014		1,000,000	500,000	(8)	3,538,245	1,163,135	1,771,875	178,536		91,663	8,243,454
Adam H. Schechter,	2016		1,003,094	0		2,493,915	1,520,003	1,104,012	2,020,625	(9)	126,358	8,268,007
Executive Vice President	2015		976,453	0		3,310,050	1,519,999	1,558,446	0	(10)	144,183	7,509,131
and President,
Global Human Health	2014		962,388	0		4,623,673	1,262,831	1,432,934	1,941,516		103,994	10,327,336
(1)	Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded savings plan.
During 2016, Mr. Frazier deferred $534,591 into the Merck Deferral Program. For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 63.
(2)	The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2016, 2015 and 2014, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year; please refer to page 48 for more information on the PSU award disclosures. For discussion of the assumptions used in these valuations, see Note 12 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2016.
The maximum value of the PSU awards granted to the Named Executive Officers during 2016 assuming achievement of the highest level of performance (200%), was:

NEO	Maximum Value of PSU Awards ($)
K.C. Frazier	$ 15,751,042
R.M. Davis	4,856,571
M.J. Holston	2,887,691
R.M. Perlmutter	5,250,348
A.H. Schechter	4,987,830
For more information on the awards granted during 2016, see the Grants of Plan-Based Awards table and related narrative and footnotes.
(3)	The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2016, 2015 and 2014, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the Named Executive Officers during the respective year. For example, in 2014 the annual grant date for our senior executives was delayed for one week due to the imminent announcement of the sale of the Merck Consumer Care division. Stock options were granted based on the higher Merck stock price (and resulting Black-Scholes value) for the originally scheduled grant date. This resulted in a decreased number of stock options granted and reduced the disclosed stock option value for 2014. For discussion of the assumptions used in these valuations, see Note 12 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2016.
For more information on stock options granted during 2016, see the Grants of Plan-Based Awards table and related narrative and footnotes.
(4)	Represents amounts paid under the EIP. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes.
Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 63.

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(5)	Amounts shown are solely an estimate of the change in actuarial present value of the Named Executive Officers’ accrued benefits under the Company’s pension plans from December 31, 2015 to December 31, 2016. These plans are the Merck US Pension Plan (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). For more information about those plans, see the Pension Benefits table and accompanying narrative beginning on page 60.
The Merck Deferral Program, an unfunded savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 63.
(6)	See the All Other Compensation table below for additional details on amounts. In accordance with SEC disclosure rules, we calculated the cost of personal benefits provided to the Named Executive Officers as the incremental cost of providing those benefits. We believe that there is a business purpose for the few personal benefits provided only to executives.
(7)	Was not a Named Executive Officer during 2014.
(8)	Sign-on bonus.
(9)	Change in 2016 Pension Value for Mr. Schechter is mainly attributable to increases in five-year average pay, an additional year of age and service and lower discount rates. In addition, there was a small decrease due to revised actuarial mortality rates.
(10)	Change in 2015 Pension Value for Mr. Schechter is mainly attributable to the higher discount rates used to determine the present value of his benefits. This was offset by an increase due to higher five-year average pay and one additional year of age and service.

All Other Compensation

Named Executive Officer	Year		Financial/Tax Counseling & Tax Preparation Services ($)(2)		Company Aircraft ($)(3)	Company Car and Driver ($)(4)	Installation, Maintenance and Remote Access of Home Security ($)(2)	Relocation Expense ($)	Savings Plan Company Match and Credits ($)(5)	Total ($)
K.C. Frazier	2016		$10,000		$10,822	$55,783	$5,096	$0	$220,767	$302,468
	2015		10,000		8,476	42,565	4,575	0	217,856	283,472
	2014		10,000		0	39,816	7,186	0	140,400	197,402
R.M. Davis	2016		10,000	(6)	0	0	0	0	107,259	117,259
	2015		10,000		0	0	0	2,331	79,926	92,257
	2014		0		0	0	0	298,569	7,644	306,213
M.J. Holston	2016		10,000		0	0	0	0	78,900	88,900
	2015		10,000		0	1,379	0	0	58,448	69,827
	2014	(1)	—		—	—	—	—	—	—
R.M. Perlmutter	2016		0		0	25,302	0	0	134,954	160,256
	2015		0		0	14,695	0	0	125,721	140,416
	2014		0		0	18,596	0	0	73,067	91,663
A.H. Schechter	2016		10,000		0	0	1,089	0	115,269	126,358
	2015		10,000		0	6,972	18,813	0	108,398	144,183
	2014		10,000		0	15,803	3,780	0	74,411	103,994
(1)	Was not a Named Executive Officer during 2014.
(2)	Financial planning, tax preparation, and installation, maintenance and remote access of home security are valued at actual costs billed by outside vendors.
(3)	The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit generally is taxable to the Named Executive Officers.
(4)	The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit generally is taxable to the Named Executive Officers.
The incremental cost calculation for personal use of the car and driver by the Named Executive Officers included driver overtime, meals and travel pay, maintenance and fuel costs. Company cars also provided business transportation to other executives and non-executive Company personnel. Since the cars were used primarily for business travel, the calculation excludes the fixed costs that do not change based on personal usage, such as drivers’ salaries and the purchase costs of the cars.
(5)	The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and 4.5% credit of eligible compensation in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program.
(6)	Includes fees for financial planning services received in 2016 but paid in 2017.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each award made in 2016 to the Named Executive Officers under any plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2016
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Board Approval Date	Award Type	Thres- hold ($)(1)	Target ($)(1)	Maximum ($)(1)	Thres- hold (#)(2)	Target (#)(2)	Maximum (#)(2)	of Stock or Units (#)	Underlying Options (#)(3)	Option Awards ($ / Sh)(3)	and Option Awards ($)(4)
K.C. Frazier	03/31/2016	02/22/2016	PSUs				0	136,080	272,160				$ 7,875,521(2)
	05/10/2016	02/22/2016	Options								814,941	$ 54.68	4,800,002(3)
			EIP	$ 0	$ 2,306,250	$ 5,765,625
R.M. Davis	03/31/2016	02/22/2016	PSUs				0	41,958	83,916				2,428,286(2)
	05/10/2016	02/22/2016	Options								251,273	54.68	1,479,998(3)
			EIP	0	1,050,000	2,625,000
M.J. Holston	03/31/2016	02/22/2016	PSUs				0	24,948	49,896				1,443,846(2)
	05/10/2016	02/22/2016	Options								149,406	54.68	880,001(3)
			EIP	0	736,250	1,840,625
R.M. Perlmutter	03/31/2016	02/22/2016	PSUs				0	45,360	90,720				2,625,174(2)
	05/10/2016	02/22/2016	Options								271,647	54.68	1,600,001(3)
			EIP	0	1,113,525	2,783,812
A.H. Schechter	03/31/2016	02/22/2016	PSUs				0	43,092	86,184				2,493,915(2)
	05/10/2016	02/22/2016	Options								258,065	54.68	1,520,003(3)
			EIP	0	1,061,550	2,653,875
(1)	Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2016. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The payout of PSUs can range from zero at threshold to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the “PSU Program” section on page 48 and the Narrative to the Grants of Plan Based Awards table on the following page.
(3)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date.
The exercise price of all stock options granted in 2016 is the closing price of Merck common stock, as traded on the New York Stock Exchange on May 10, 2016. For more information on stock options granted to the Named Executive Officers in 2016, please see “Current LTI Grant Practices” on page 51.
(4)	This column represents the full grant date fair value of PSUs and stock options granted to each of the Named Executive Officers, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during 2016.

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Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the Executive Incentive Plan (“EIP”)

The EIP is a shareholder-approved plan that is administered by the C&B Committee. It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934. Compensation paid under this plan is intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Awards are based on an objective formula defined in the plan that provides for a maximum award fund equal to 2.5% of adjusted net income. The CEO may receive an award not to exceed 10% of the maximum award fund. The maximum individual award for all other plan participants is equal to 90% of the award fund for that year divided by the number of participants other than the CEO. The C&B Committee can use its discretion to reduce (commonly called “negative discretion”), but not increase, the maximum awards payable under this formula for executive officers. In prior years, it has been the C&B Committee’s practice to reduce the maximum awards to the amount actually paid using the following process.

Using negative discretion, the C&B Committee adjusts the maximum awards payable under the EIP to the actual amounts paid to executive officers with the following methodology:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The Company performance component (as reflected by the Company Scorecard) is multiplied by the target award opportunity. The Company performance component can range between 50% and 200% of target.

•	The award can be adjusted higher or lower based on the assessment of the individual’s performance against pre-established objectives, including leadership, and is limited to 250% of target.

No annual cash incentive will be paid to an individual if the Company or individual performance is below the minimum performance expectations as determined by the C&B Committee.

General Information Regarding Long-Term Incentives

•	Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the New York Stock Exchange on the grant date (unless a higher grant price is required under local law).

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

•	RSUs

Restricted Stock Units (“RSUs”), subject to their terms, generally vest and become payable in shares of Merck common stock on the third anniversary of the grant date. Dividend equivalents are accrued and paid out in cash if and when the RSUs vest.

•	PSUs

Performance Share Units (“PSUs”), subject to their terms, generally vest and become payable in shares of Merck common stock following a three-year performance cycle provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. All PSU awards and performance goals are approved by the C&B Committee within the first 90 days of the applicable performance cycle.

Beginning with PSUs granted in 2014, final awards will be determined over a three-year cumulative performance period, based on the following:

–	50% of the award will be determined by the Company’s Operating Cash Flow performance vs. target for the three-year performance period.

–	50% of the award will be determined by the Company’s average annual TSR relative to the median TSR of our Peer Group for the three-year performance period.

–	Payouts can range from zero at threshold to a maximum of 200% of target.

–	Dividend equivalents are accrued and paid in shares if and when the PSUs vest and are only applied to the portion of the award that is earned.

Payouts were made for the 2014-2016 performance period in February of 2017.

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OUTSTANDING EQUITY AWARDS

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2016.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2016
Option Awards										Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
K.C. Frazier	228,091	(1)				05/07/10	$33.49	05/07/11	05/06/20
	559,701	(1)				05/04/11	36.56	05/04/12	05/03/21
	694,698	(1)				05/02/12	39.29	05/02/13	05/01/22
	644,122	(1)				05/06/13	44.98	05/06/14	05/05/23
	366,804	(1)	183,402	(1)		05/09/14	58.22	05/09/15	05/08/24
	247,678	(1)	495,356	(1)		05/01/15	59.86	05/01/16	04/30/25
			814,941	(1)		05/10/16	54.68	05/10/17	05/09/26
													250,522	(3)	$14,748,230
													272,160	(4)	16,022,059
R.M. Davis	128,380	(1)	64,192	(1)		05/09/14	$58.22	05/09/15	05/08/24
	72,239	(1)	144,479	(1)		05/01/15	59.86	05/01/16	04/30/25
			251,273	(1)		05/10/16	54.68	05/10/17	05/09/26
										85,881	(2)	$5,055,815
													73,068	(3)	$4,301,513
													83,916	(4)	4,940,135
M.J. Holston	36,680	(1)	18,341	(1)		05/09/14	$58.22	05/09/15	05/08/24
	41,279	(1)	82,560	(1)		05/01/15	59.86	05/01/16	04/30/25
			149,406	(1)		05/10/16	54.68	05/10/17	05/09/26
													41,754	(3)	$2,458,058
													49,896	(4)	2,937,378
R.M. Perlmutter	225,443	(1)				05/06/13	$44.98	05/06/14	05/05/23
	128,380	(1)	64,192	(1)		05/09/14	58.22	05/09/15	05/08/24
	82,559	(1)	165,119	(1)		05/01/15	59.86	05/01/16	04/30/25
			271,647	(1)		05/10/16	54.68	05/10/17	05/09/26
													83,508	(3)	$4,916,116
													90,720	(4)	5,340,686

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Outstanding Equity Awards at Fiscal Year Ended December 31, 2016
Option Awards										Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
A.H. Schechter	26,135	(1)				05/07/10	$33.49	05/07/11	05/06/20
	261,194	(1)				05/04/11	36.56	05/04/12	05/03/21
	277,879	(1)				05/02/12	39.29	05/02/13	05/01/22
	244,767	(1)				05/06/13	44.98	05/06/14	05/05/23
	139,384	(1)	69,694	(1)		05/09/14	58.22	05/09/15	05/08/24
	78,431	(1)	146,863	(1)		05/01/15	59.86	05/01/16	04/30/25
			258,065	(1)		05/10/16	54.68	05/10/17	05/09/26
												79,332	(3)	$4,670,275
												86,184	(4)	5,073,652

(1)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversary of grant, and expire on the day before the tenth anniversary of grant. Stock options also vest upon attainment of eligibility to retire, in which case they become exercisable in equal installments on the first, second and third anniversary of grant. Since 2013, unvested options for retirees that otherwise would have vested within 12 months following retirement become exercisable in accordance with their original schedule.
(2)	RSUs generally vest and become payable in shares of Merck common stock on the third anniversary of grant.
(3)	Maximum (200% of target) of PSUs granted during 2015 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2017.
(4)	Maximum (200% of target) of PSUs granted during 2016 that may be earned based on Merck’s performance, as determined by the C&B Committee, following the completion of the three-year performance period ending December 31, 2018.
(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $58.87, the closing price of Merck common stock on December 30, 2016.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock options that were exercised and stock units that vested during 2016.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2016
	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting
Name	(#)	($)(1)	(#)(2)		($)(3)
K.C. Frazier	723,040	$17,557,157	180,684	(a)	$11,898,041
R.M. Davis	—	—	61,665	(a)	4,060,640
M.J. Holston	100,021	988,026	18,069	(a)	1,189,844
R.M. Perlmutter	—	—	63,238	(a)	4,164,222
			44,464	(b)	2,405,058
A.H. Schechter	89,200	1,807,221	68,659	(a)	4,521,195
(1)	This column represents the values realized upon stock option exercises during 2016 which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.
(2)	This column represents the vesting during 2016 of the following:
(a) PSUs granted in 2014 that were paid on February 27, 2017 including dividends accrued and paid in shares; and
(b) RSUs granted in 2013.
(3)	The value realized for PSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on February 27, 2017. The value realized for RSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on May 6, 2016.

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PENSION BENEFITS

The table below sets forth information concerning the present value of benefits accumulated by the Named Executive Officers from two defined benefit pension plans—the Retirement Plan for the Salaried Employees of MSD (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). The terms of the plans are described below.

Pension Benefits for Fiscal Year Ended December 31, 2016
		Number of Years	Number of Years
		Credited	Cash Balance	Present Value of	Payments During
		Service	Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(2)	(#)(3)	($)(4)	($)
K.C. Frazier(1)	Qualified Plan	24.50	24.58	$1,454,075	$0
	SRP	24.50	24.58	25,139,186	0
R.M. Davis	Qualified Plan	—	2.67	50,493	0
	SRP	—	2.67	262,548	0
M.J. Holston	Qualified Plan	4.50	4.50	174,362	0
	SRP	4.50	4.50	656,449	0
R.M. Perlmutter	Qualified Plan	3.50	7.58	205,037	0
	SRP	3.50	7.58	953,995	0
A.H. Schechter	Qualified Plan	28.50	28.50	1,103,060	0
	SRP	28.50	28.50	9,267,808	0
(1)	As of December 31, 2016, Mr. Frazier was eligible for early retirement subsidies under the Qualified Plan and SRP.
(2)	This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and SRP.
Credited Service begins with the January 1 or July 1 coincident with or following a participant’s hire date and ends with his last full month of employment for employees actively employed on December 31, 2012, and eligible for prior formula transition provisions of the Qualified Plan and SRP. A maximum of 35 years of Credited Service may be earned. For rehires after December 31, 2012 (Dr. Perlmutter), Credited Service for benefit accrual purposes ends at the prior date of termination and for eligibility purposes at the full last month of employment. Mr. Davis does not have Credited Service since he entered the Plans after December 31, 2012.
(3)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance Formula of the Qualified Plan and SRP.
Cash Balance Service begins on a participant’s first day of employment and includes all years and completed months of service and ends on the participant’s date of termination of employment. Cash Balance Service is projected to December 31 to determine benefit accrual under the Cash Balance Formula of the Qualified Plan and SRP.
(4)	For the Qualified Plan and SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). For all of the Named Executive Officers the earliest unreduced retirement age is age 62 and 10 years of eligibility service, except for Dr. Perlmutter for whom it is age 65. Some key assumptions include:
•	Discount rate equals 4.3% for the Qualified Plan and 4.1% for the SRP;
•	Mortality based on the sex distinct RP-2014 White Collar Adjusted Mortality Table with projection based on modified MP-2016 Projection Scale using a 0.75% ultimate rate at most ages;
•	Future lump sum conversion factors calculated by the implied forward rates embedded in the 12/31/2016 Willis Towers Watson RATE:Link 60th to 90th percentile yield and mortality based on RP-2014/MP-2016 estimated for purposes of Sec 417(c)(3)(A)(ii)(l) of the Internal Revenue Code for lump sums; and
•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity.

The Named Executive Officers participate in two defined benefit plans as do other U.S.-based Merck Sharp & Dohme Corp. salaried employees. Benefits payable under the Qualified Plan and the SRP (collectively, the “Retirement Plans”) are based on several formulas.

Benefit Formulas. Beginning in 2013, a Cash Balance Formula was added to replace the Final Average Pay Formula. Employees eligible for U.S. benefits on December 31, 2012, receive transition benefits, which provide the greater of the benefit under the Cash Balance and Final Average Pay Formula through December 31, 2019, or the date the participant terminates employment or loses Retirement Plan eligibility, if earlier. All Named Executive Officers except Dr. Perlmutter and Mr. Davis are eligible for transition benefits.

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•	Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated under the Final Average Pay Formula, which shows Retirement Plan benefits as a single life annuity normally payable on the first of the month coincident with or following age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

•	Cash Balance Formula: For service starting January 1, 2013, benefits are calculated under the Cash Balance Formula, which shows Retirement Plan benefits as an account that grows with annual pay credits and annual interest credits from Merck according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance
At Least	Less Than
	40	4.5%
40	50	5.5%
50	60	6.5%
60	70	8.0%
70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Final Average Pay (“FAP”). Under the FAP Formula, for participants who initially terminated employment before January 1, 2013, FAP is the average of a participant’s highest five consecutive calendar years of pay for the 10 calendar years before he or she initially terminated employment. For participants who were actively employed on December 31, 2012, FAP is a participant’s highest five consecutive calendar years of pay for the 10 years before January 1, 2013, or as of the earlier of December 31, 2019, or the date the participant terminates employment, if eligible for the prior formula transition provisions. For this purpose FAP means the greater of (a) and (b):

(a)	Annual base pay for all full years of service completed. This annual base pay is determined as of December 31 of the current year (before any pre-tax contribution deductions for the savings plan or elective deferrals to our flexible spending accounts). Commissions, overtime pay, bonuses, other supplemental pay and all other amounts are excluded from this calculation.

(b)	Actual cash earnings. Cash earnings are determined before any pre-tax deductions for the savings plan or elective deferrals to our flexible spending accounts. Also included are overtime pay, bonuses, commissions, special awards (prior to 2013 only), shift differential, cost of living adjustments, pre-tax transportation fringe benefits, as well as incentive pay. The following amounts are excluded: grants under the ISP, any distribution of a previously deferred award under any of our incentive plans, and any other form of compensation.

Total Pay. For the Cash Balance Formula, Total Pay for NEOs generally means base pay and Executive Incentive Plan amounts but excludes other amounts, such as LTI and other bonuses.

Vesting. A participant generally vests in his or her benefit—that is, the benefit that is accrued will not be forfeited back to the plans—when he or she has at least three years of vesting service. All NEOs are vested except for Mr. Davis, who will be vested in April 2017.

A participant who is vested but terminates employment before being eligible for early retirement subsidies under the Final Average Pay Formula is referred to as a “terminated vested” participant and can commence receiving benefits from the Retirement Plans on the first day of any month between the month after attaining age 55 and the month after attaining age 65. However, with respect to benefits that accrued after 2004 under the SRP, payment will be made as of the first day of the month after the later of (a) the month in which the participant attains age 55 or (b) separates from service (as defined by the Internal Revenue Service). The amount of the benefit is reduced from the age 65 benefit on an actuarial basis, which takes into account the participant’s life expectancy and expected plan returns and is substantial—for example, a participant’s $100 accrued benefit (at age 65) would be reduced to about $34 if it began at age 55.

Early Retirement Subsidies (under the Final Average Pay Formula). If a participant terminates employment at or after age 55 when he or she has at least 10 years of eligibility service, then he or she is entitled to “early retirement subsidies”—that is, a reduction for commencing before age 65 that is smaller than the actuarial reduction for terminated vested participants. For an early retiree, benefits are reduced by 3% per year that benefits begin before age 62. For example, an early retiree’s $100 accrued benefit would be unreduced if he or she waited until age 62, or would be reduced to $79 if he or she commenced at age 55.

However, under the “Rule of 85,” a participant who retired from active service when his or her age plus years of Credited Service totaled at least 85 (e.g., age 55 with 30 years of eligibility service) could receive an unreduced immediate benefit. In addition,

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a Social Security Bridge Benefit represented an additional benefit for eligible early retirees by providing a temporary monthly supplement prior to age 62 to avoid the Social Security offset described above in the benefit formula, so the offset would not apply until a participant attained age 62. Both of these benefits were eliminated from the Retirement Plans on July 1, 1995. However, transition benefits were added to replace all or part of the benefit for participants who were participating in the Retirement Plans on July 1, 1995, and were then at least age 40. Mr. Frazier’s transition percentage is 5.39—that is, 5.39% of the enhancement continues to apply. Other Named Executive Officers do not have these transition benefits.

In addition, a participant who terminates employment due to a disability that can reasonably be expected to permanently disable him or her from any job anywhere may be approved for a disability retirement. In such a case, the participant’s benefit which has then accrued is not reduced for early commencement.

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code (“IRC”). The SRP is an unfunded plan maintained to provide benefits to highly compensated employees impacted by the IRC limits and provides benefits according to the formula described above which exceed those limits, as well as benefits that are payable because compensation deferred into the Merck Deferral Program prior to 2013 is excluded from the definition of final average compensation in the Qualified Plan (and so are payable solely from the SRP).

In addition, for employees who were, prior to January 1, 1995, subject to the Company’s mandatory age 65 retirement policy due to their exemption from the Age Discrimination in Employment Act, an additional benefit is payable upon retirement from active service at age 65. The additional benefit is an amount calculated under the benefit formula in the Qualified Plan using one additional month of credited service for each month of credited service accrued prior to January 1, 1995, during, or prior to attainment of, the designated position (up to the 35-year total) minus: (i) the minimum benefit, where applicable, or the supplemental benefit; (ii) the Qualified Plan benefit; and (iii) any retirement benefit payable from a plan not sponsored by the Company.

The SRP was amended as of January 1, 1995, to prospectively eliminate this additional benefit. Further, in 2009, the Company revised its mandatory retirement policy to cover only the CEO. As a result of his appointment to CEO, Mr. Frazier is eligible to receive this benefit provided that he remains subject to the mandatory retirement policy at least until age 64 (i.e., until December 17, 2018) and retires from the Company once he reaches age 65. If those requirements are met, Mr. Frazier will have 30 years of credited service (as compared to 27.5, without benefit of this provision). The provision does not affect any other Named Executive Officer.

Forms of Benefit. Participants in the Qualified Plan generally can choose among single, joint and term certain annuities and a lump sum. All forms of benefit are actuarially equivalent to the single life annuity. All forms use a 9% interest rate except for the lump sum which uses interest rates based on a yield curve of corporate debt instruments, as provided by the IRC. The interest rate used to determine the lump sum changes quarterly: during 2016, the blended 3-tiered interest rates ranged between 1.43% and 5.05%.

SRP Payments. Payments under the SRP of benefits accrued and vested prior to 2005 generally follow the timing and form of benefit that applies to the Qualified Plan. However, a participant who elects a lump sum under the Qualified Plan, or one who cannot satisfy the spousal consent requirements applicable to the Qualified Plan, may choose any other form of benefit described above for his or her pre-2005 SRP benefit. Post-2004 SRP balances are payable as a lump sum. A participant may elect this benefit to be paid in 5 or 10 annual installments. This election must be made at least 12 months prior to the later of termination or age 55 and payment generally is subject to a five year delay. For the top-50 compensated employees of the Company, payments of the post-2004 SRP benefit generally are made at the later of age 55 or 6 months after separation from service.

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NONQUALIFIED DEFERRED COMPENSATION

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, unsecured deferred compensation plan. The Deferral Program allows participants who are executive officers to defer the following:

•	All or a portion of their annual bonuses (but not less than $3,000); and/or

•	Up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2016
				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions	Earnings	Distributions	Balance at
	in 2016	in 2016	in 2016	in 2016	12/31/16
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
K.C. Frazier	$534,591	$208,842	$547,661	$0	$12,337,327
R.M. Davis	0	95,334	11,856	0	174,191
M.J. Holston	76,154	66,975	3,322	0	403,464
R.M. Perlmutter	0	123,029	18,475	0	317,898
A.H. Schechter	0	103,344	23,588	0	714,551
(1)	The amounts disclosed in this column were also reported as either “Salary” or the “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for 2016. Those amounts, as well as amounts in the “Aggregate Balance at 12/31/16” column that represent salary or bonus that were reported in the Summary Compensation Table of prior proxy statements, are described in more detail in footnote (4) below.
The amounts disclosed in this column consist of $534,591 of base salary deferred by Mr. Frazier and $76,154 of base salary deferred by Mr. Holston in 2016.
(2)	The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEO’s accounts under the Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation Table for each applicable named executive for 2016.
(3)	This column represents dividends earned plus changes in account value (investment earnings or losses) for the period of January 1, 2016 to December 31, 2016.
(4)	This column includes deferred compensation earned in earlier years which was disclosed as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of prior proxy statements as follows: Frazier, $525,000 for 2015 and $675,000 for 2014; Holston, $121,500 for 2015.

Deferral Program Investments: Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan. Deferrals of RSUs and PSUs were required to be made to the Merck common stock fund and may not be reallocated into any other investment alternative.

Distributions: When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

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POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The section below describes the payments that may be made to the Named Executive Officers upon separation, pursuant to individual agreements, or in connection with a change in control (as defined below). For payments made to a participant upon a retirement other than in connection with a separation or change in control, see Pension Benefits table and related narrative beginning on page 60.

Separation

The Company provides separation pay and benefits to all of its U.S.-based employees who are employees of Merck Sharp & Dohme Corp., including the Named Executive Officers, pursuant to the Merck & Co., Inc. U.S. Separation Benefits Plan (the “Separation Plan”). An amount related to the executive’s target annual incentive award is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims is required, as well as non-disparagement, cooperation with litigation and, in some cases, non-competition and non-solicitation agreements in connection with, and at the time of, the separation.

Severance Pay. The Separation Plan provides severance pay to employees whose employment is terminated due to organizational changes including discontinuance of operations, location closings, corporate restructuring or a general reduction in work force. For eligible separations during 2016, certain management level employees, including the Named Executive Officers, were eligible to receive the following severance pay, payable in lump sum.

Years of Continuous Service at Separation Date	Weeks of Severance Pay
Less than 1 year	26
1 – 4 years	40
5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

Health and Welfare Continuation. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time.

Outplacement Assistance. Under the Separation Plan, certain management level employees, including the Named Executive Officers, are eligible for up to 12 months of Company-provided executive outplacement services from our outplacement vendor.

EIP Awards

As part of our standard practice for separated employees, we may pay an amount in lieu of a bonus payout under the EIP, depending on the date of separation.

•	If employment terminates following the end of the performance year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•	If employment terminates between January 1 and June 30 of the performance year, the employee is not eligible for payment of a bonus for the year in which separated, unless the employee is retirement eligible. Retirement eligible employees may receive a special payment in lieu of any award under the EIP. The amount of the special payment is based on his or her target award and the number of months worked in the current year.

•	If employment terminates after June 30 and on or before December 31 of the performance year, a special payment is made in lieu of any award under the EIP. The amount of the special payment is based on the employee’s target award and the number of months worked in the current year. This amount is payable in a lump sum at a time that complies with Section 409A of the Internal Revenue Code.

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Effects Under Other Benefit Plans

All separated employees are entitled to certain benefits under other plans as described below. In general, the benefits are only provided in exchange for a valid release of claims and depend upon whether an employee is “retirement eligible,” “bridged,” or “other separated,” as the terms are defined below.

Retirement eligible employees are separated employees who, as of their separation date, are at least age 55 with at least 10 years of Cash Balance Service under the Qualified Plan or are at least age 65 without regard to years of Cash Balance Service. Under the Final Average Pay Formula, for retirement eligible employees, a transition Rule of 85 benefit is provided if the employee is within two years of attaining eligibility for the benefit on his or her separation date. This transition benefit is described under the Pension Benefits table and related narrative beginning at page 60. Payments may be made from the Qualified Plan and SRP at the time and in the form described under the Pension Benefits table and related narrative.

Bridged employees generally are separated employees who are not retirement eligible but who, as of December 31 of the year in which their separation occurs, are or would have been at least age 50 with at least 10 years of Cash Balance Service under the Qualified Plan. All separated bridged employees receive the following benefits:

•	Retirement Plans. Under the Final Average Pay Formula, bridged employees receive a portion of the benefit that would be payable if they were at least age 55 with at least 10 years of Credited Service, but who are younger than age 65 on their separation date. Benefits for early retirees are reduced by 0.25% for each month that benefits commence before the employee attains age 62. This reduction is substantially less than the actuarial reduction that applies for early commencement for terminated vested employees. Bridged employees receive a pro-rata portion of the enhancement provided by these early retirement subsidies. This pro-rata portion equals the percentage of the employee’s Credited Service on his/her separation date divided by the Credited Service that employee would have had if employment had continued until he/she was first eligible to be treated as an early retiree.

•	Medical, Dental and Life Insurance Plans. In 2016, all separated employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time.

If the separated employee is at least age 52 with 10 years of Cash Balance Service as of December 31, 2016, at the end of their benefits continuation period, the employee is treated as eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees as they may be amended from time to time.

•	Options, RSUs and PSUs. In 2016, all separated bridged employees are eligible to be treated in accordance with plan provisions applicable to retired employees with respect to options, RSUs and PSUs granted to them before 2013. Since 2013, generally, separated bridged employees are eligible to be treated in accordance with the plan provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits; if they are not also eligible for subsidized retiree medical benefits, separated bridged employees are eligible to be treated in accordance with the plan provisions applicable to involuntarily terminated employees.

Other separated employees are separated employees who are not retirement eligible or bridged employees. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time. In addition, these employees are also treated under the provisions applicable to involuntarily terminated employees with respect to their options, RSUs and PSUs.

Individual Agreements and Arrangements

On March 25, 2014, the Board appointed Robert M. Davis as Executive Vice President and Chief Financial Officer, effective as of April 23, 2014 making him the Company’s principal financial officer. Pursuant to the Company’s offer letter dated March 17, 2014 (the “Offer Letter”), Mr. Davis was provided with the following:

•	Annual Base Salary of $950,000, subject to annual review by the C&B Committee;

•	Eligibility to participate in the Company’s Executive Incentive Plan with a target bonus for the 2014 performance year of 95% of his Annual Base Salary;

•	Eligibility to receive an annual equity-based grant beginning in 2014 pursuant to the Company’s Long-Term Incentive Program with a target value of $3,500,000;

•	Sign-On Bonus of $5,000,000 payable in three installments, where (i) $2,500,000 was payable on the first regularly scheduled paycheck following his start date, (ii) $1,250,000 was payable on the first anniversary of his start date, and (iii) $1,250,000 was payable on the second anniversary of his start date;

•	A grant of Restricted Stock Units (“RSUs”) valued at approximately $5,000,000 on the first quarterly grant date immediately following his start date. The RSUs will fully vest on the third anniversary of his start date. The RSUs also vest on the last date of employment if Mr. Davis’ employment is involuntarily terminated by the Company other than for cause;

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•	Eligibility to receive a cash payment of $2,000,000 within 90 days after the termination of his employment at the Company other than for cause, provided that the termination occurs on or after the tenth anniversary of his employment start date and he has experienced no breaks in service with the Company. This payment is intended to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer;

•	Reimbursement for certain expenses associated with Mr. Davis’ move of his residence in accordance with the Company’s Relocation Program; and

•	Participation in other benefit plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s Change in Control Plan.

Change in Control

Participants in the Change in Control Plan include the Named Executive Officers as well as certain other senior executives. With respect to the Named Executive Officers, the severance benefits described below would be provided upon qualifying terminations of employment within two years following a change in control. The C&B Committee on November 26, 2012, adopted a number of changes to the Change in Control Plan that, among other things, (1) reduce the size of the participant population; (2) reduce the cash severance multiples for participants other than the CEO; (3) eliminate additional age and service credits under the supplemental pension plan; and (4) raise certain thresholds, thereby increasing the requirements that must be met to trigger the occurrence of a change in control. Any changes to the terms described below are reflected in this discussion.

•	Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three for the CEO, two for the other Named Executive Officers, times the sum of his or her base salary plus the lesser of (a) his or her target bonus amount and (b) the average of the actual bonuses paid to the Named Executive Officer in the three years immediately preceding his or her termination while the Named Executive Officer was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position.

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination.

•	Subject to the Named Executive Officer’s timely election under COBRA, continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO (but not beyond the CEO’s 65th birthday) and for up to two years for the Named Executive Officers other than the CEO. These benefits are reduced by benefits obtained from a subsequent employer.

•	If the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized and/or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after his or her termination of employment. In addition, if the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active rates described above.

If the Named Executive Officer is a participant in our pension plan, he or she will become vested (if not already) in the applicable accrued benefit as of the termination date.

•	Continued financial planning benefits and outplacement assistance benefits for a limited time.

Terminations of employment that entitle a Named Executive Officer to receive severance benefits under the plan consist of (1) a termination without cause or (2) a resignation by the Named Executive Officer for good reason, in each case within two years following a change in control. A Named Executive Officer is not eligible for benefits under the plan if his or her termination is due to death or permanent disability.

A “change in control” for purposes of the plan generally consists of any of the following:

•	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company); or

•	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company; or

•	the consummation of a merger, consolidation or reorganization, unless

–	the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor;

–	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor; and

–	no person owns 30% or more of the voting securities of the Company or the successor; or

•	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

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A “termination for good reason” for the Named Executive Officers generally includes any of the following actions without the executive’s written consent following a change in control:

•	Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title, reporting level) other than:

–	an isolated, insubstantial and inadvertent action not taken in bad faith which the Company remedies promptly after receiving notice;

–	a change in the person to whom (but not the position to which) he or she reports;

–	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

–	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

•	Reducing annual base salary or level of bonus opportunity;

•	Changing the executive’s office location so that he or she must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•	Failing to continue any material compensation plan or program in which the executive participates including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue his or her level of participation in those plans;

•	Failing to continue to provide him or her with the pension and welfare benefits substantially similar to those in which he or she participates or materially reducing any of those benefits or depriving him or her of any material fringe benefit;

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the Change in Control Plan; and

•	Any purported termination of the executive’s employment by the Company or its subsidiaries, which is not properly effected pursuant to the notice provisions of the Change in Control Plan.

A termination by the Company for “cause” generally includes:

•	Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from his or her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered to him or her;

•	Willful misconduct or gross negligence by the executive which is demonstrably and materially injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere to

–	a felony or

–	any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the plan, a Named Executive Officer must execute a general release of claims against Merck (or its successor) and its affiliates, which includes certain restrictive covenants, including a commitment by the Named Executive Officer not to solicit employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which a Named Executive Officer may be entitled under other arrangements. The severance benefits under the Change in Control Plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the Named Executive Officer of the restrictive covenants and other obligations under the release.

The Named Executive Officers are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with a change in control.

Options, RSUs and PSUs generally will vest upon an involuntary termination of employment within two years after a change in control.

•	In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•	If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for each option in an amount equal to the difference between the exercise price and the price paid to shareholders in the change in control and the applicable exercise price.

•	Upon a change in control, a portion of PSUs generally will become vested as determined by reference to the holder’s period of employment during the performance cycle:

–	based on actual performance as to fiscal years that have been completed for at least 90 days as of the date of the change in control; or

–	otherwise, based on target performance.

In addition, our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

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The following table estimates the dollar value of the additional payments and benefits the Named Executive Officers would have been entitled to receive under applicable plans and/or arrangements, assuming the applicable triggering event occurred on December 31, 2016. These amounts are in addition to what would otherwise be payable in the event the Named Executive Officer retired. As of December 31, 2016, Mr. Frazier is retirement eligible (i.e., he is at least age 55 and has completed at least 10 years of Credited Service).

		Involuntary Termination		Involuntary Termination
		Before Change in Control	Change in Control	After Change in Control
Name	Type of Payment or Benefit	($)	($)	($)
K.C. Frazier	Severance Pay(1)	$2,306,250	—	$11,531,250
	Supplemental Pension and Retiree Medical(2)	—	—	—
	Welfare Benefits Continuation	27,091	—	54,183
	Stock Option Accelerated Vesting(3)	—	—	2,276,402
	PSU Accelerated Vesting(4)	—	—	5,340,686
	RSU Accelerated Vesting	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	$2,378,341	—	$19,252,521
R.M. Davis	Severance Pay(1)	$769,231	—	$4,100,000
	Supplemental Pension and Retiree Medical(2)	—	—	313,041
	Welfare Benefits Continuation	9,907	—	39,628
	Stock Option Accelerated Vesting(3)	—	—	1,094,559
	PSU Accelerated Vesting(4)	2,193,772	—	4,620,824
	RSU Accelerated Vesting(5)	5,055,814	—	5,055,814
	Outplacement, Financial Planning	45,000	—	50,000
	Total	$8,073,724	—	$15,273,866
M.J. Holston	Severance Pay(1)	$596,154	—	$3,022,500
	Supplemental Pension and Retiree Medical(2)	—	—	—
	Welfare Benefits Continuation	9,596	—	38,386
	Stock Option Accelerated Vesting(3)	—	—	637,993
	PSU Accelerated Vesting(4)	1,253,610	—	2,697,718
	RSU Accelerated Vesting(5)	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	$1,904,360	—	$6,446,597
R.M. Perlmutter	Severance Pay(1)	$815,769	—	$4,348,050
	Supplemental Pension and Retiree Medical(2)	—	—	21,950
	Welfare Benefits Continuation	12,729	—	50,914
	Stock Option Accelerated Vesting(3)	—	—	1,179,926
	PSU Accelerated Vesting(4)	2,507,219	—	5,128,401
	RSU Accelerated Vesting(5)	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	$3,380,717	—	$10,779,241
A.H. Schechter	Severance Pay(1)	$1,516,500	—	$4,145,100
	Supplemental Pension and Retiree Medical(2)	4,279,336	—	5,102,360
	Welfare Benefits Continuation	29,946	—	39,929
	Stock Option Accelerated Vesting(3)	405,732	—	1,126,593
	PSU Accelerated Vesting(4)	3,227,449	—	4,871,963
	RSU Accelerated Vesting(5)	—	—	—
	Outplacement, Financial Planning	45,000	—	50,000
	Total	$9,503,963	—	$15,335,945
(1)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the Merck & Co., Inc. U.S. Separation Benefits Plan as described on page 64.
(2)	SRP enhancements include the incremental value of benefits provided upon a change in control. These amounts represent the present value of the enhanced benefit that would be received under the SRP and the cost to provide retiree medical coverage at December 31, 2016.
(3)	Unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the total number of unvested stock option shares as of December 31, 2016, multiplied by the difference between the closing price of Merck common stock on December 30, 2016, of $58.87 and the exercise price of the option.
(4)	For grants made before 2014, each PSU annual tranche that has been completed for 90 days pays out based on actual performance; otherwise, the payout is based on target performance. The value equals the total number of accelerated shares as of December 31, 2016, multiplied by the closing price of Merck common stock on December 30, 2016, which was $58.87.
(5)	The value related to these awards equals the total number of accelerated shares as of December 31, 2016, multiplied by the closing price of Merck common stock on December 30, 2016, of $58.87.

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PROPOSAL 4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2017, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since the merger between Merck & Co., Inc. and Schering-Plough Corporation (the “Merger”), and prior to the Merger since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. In conjunction with the mandated rotation of the lead audit partner, the Audit Committee and its Chairman will continue to be directly involved in the selection of PwC’s lead audit partner. A new lead audit partner was designated in 2013. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

The Board of Directors recommends that Shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

The Audit Committee’s Report for 2016 follows.

Audit Committee’s Report

The Audit Committee is comprised entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heighted independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2016, at each of its regularly scheduled meetings (which include in-person meetings scheduled in conjunction with the regular Board meetings, as well as teleconferences to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent registered public accounting firm (the independent auditors) and internal auditors. In addition, at each in-person meeting the Audit Committee held separate private sessions with senior management, the independent auditors and internal audit to see that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates as well as other matters that are required to be discussed by

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the applicable standards of the PCAOB. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities and Exchange Commission.

Additional information about the Audit Committee and its responsibilities may be found on page 20 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors.

Audit Committee
Pamela J. Craig (Chair) Leslie A. Brun Thomas R. Cech, Ph.D. C. Robert Kidder

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Fees for Services Provided by the Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2016 and 2015 are as follows:

	2016	2015
	($ in millions)	($ in millions)
Audit Fees(1)	$28.2	$27.3
Audit-Related Fees(2)	5.2	3.5
Tax Fees(3)	6.5	6.8
All Other Fees(4)	1.8	1.7
Total Fees	$41.7	$39.3
(1)	Fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.
(2)	Fees for audit-related services primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures and systems pre-implementation review procedures.
(3)	Fees for tax services reported above included approximately $0.1 and $0.2 million, in 2016 and 2015, respectively, for tax compliance services.
(4)	Consists of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2016 or 2015 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the U.S. Securities and Exchange Commission.

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SHAREHOLDER PROPOSALS

The text of the shareholder proposals and supporting statements appear exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposals and supporting statements are the sole responsibility of the proponents. The shareholder proposals may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The address of each of the proponents will be provided promptly upon request. Requests may be sent in writing to the Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, NJ 07033 U.S.A., or by calling 908-740-4000.

PROPOSAL 5.	SHAREHOLDER PROPOSAL CONCERNING INDEPENDENT BOARD CHAIRMAN

Kenneth Steiner, of Great Neck, New York, owner of at least $2,000 in value of common stock of the Company as of December 12, 2016, has given notice that he intends to present for action at the Annual Meeting the following resolution:

Proposal 5 — Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The proposal requests that all the necessary steps be taken to accomplish the above.

Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management. This proposal won 45% voting support at our 2016 annual meeting. This 45% vote represents the majority of shareholders who are able to study our corporate governance in detail. The fact that our current Chairman/CEO received more than 4-times as many negative votes as some of our directors –indicates shareholder frustration concerning his performance as both Chairman and CEO.

Caterpillar reversed itself by naming an independent board chairman in October 2016. Caterpillar had opposed a shareholder proposal for an independent board chairman as recent as its June 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in October 2016.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions – “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors. An independent director serving as chairman can help ensure the functioning of an effective board.

Please vote to enhance shareholder value:

Independent Board Chairman — Proposal 5

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Board of Directors’ Statement in Opposition to the Proposal

Our Board of Directors believes that our shareholders are best served by allowing the Board the flexibility to select the Chairman, rather than placing unnecessary constraints on the Board’s ability to determine the leadership structure that is most effective and best for the Company at any given point in time. Our Board believes that any decision to separate the roles of Chairman and Chief Executive Officer should be based on the specific circumstances of a company, the independence, capacity and capabilities of its directors, and the leadership provided by its Chief Executive Officer. The directors who serve on a Board are best positioned to identify the director who has the skills and commitment to perform the chairman role effectively and who has the confidence and cooperation of the other directors. At this time, the Board believes that the Company and its shareholders are best served by having the Chief Executive Officer also serve as the Chairman of the Board and having an independent Lead Director.

We believe our strong corporate governance policies and practices, including the substantial percentage of independent directors on our Board, as well as the robust duties of our independent Lead Director, empower our independent directors to effectively oversee our management – including the performance of our Chief Executive Officer – and provide an effective and appropriately balanced board governance structure. The position of Lead Director at Merck comes with a clear mandate and significant authority and responsibilities in accordance with the Policies of the Board. The duties of the Lead Director include:

•	The authority to call meetings of the independent members of the Board;

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board;

•	Serving as the principal liaison on board-wide issues between the independent members of the Board and the Chair/CEO;

•	Approving meeting agendas for the Board and conferring with management on the supporting material to be sent to the Board for meetings;

•	Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	Being available for consultation and direct communication with major shareholders, as appropriate;

•	Serving as a liaison between the Board and shareholders on investor matters;

•	Leading the annual performance evaluation of the Board;

•	Leading the annual performance evaluation of the Chair/ CEO; and

•	Leading the CEO succession planning process.

In addition, the Board of Directors has four standing committees, each of which is comprised solely of independent directors and is led by an independent chair. Oversight of many critical matters for the Company is entrusted to independent directors serving on these committees. As a non-independent director, Mr. Frazier is not a member of any Board committee.

The Board believes the current leadership model, when combined with our independent board governance structure, strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of Merck’s business. The proposal seeks to replace the Company’s balanced approach to board leadership with an inflexible approach that restricts the Board’s ability, regardless of circumstances, to exercise judgment about which arrangements would best serve the interests of our Company and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

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PROPOSAL 6.	SHAREHOLDER PROPOSAL CONCERNING EMPLOYEE PRACTICES IN ISRAEL/PALESTINE

Holy Land Principles Inc., of Washington, DC, owner of at least $2,000 in value of common stock of the Company as of October 4, 2016, has given notice that they intend to present for action at the Annual Meeting the following resolution:

Proposal 6 — Employee Practices in Israel/Palestine

WHEREAS, MERCK has operations in Palestine/Israel;

WHEREAS, achieving a lasting peace in the Holy Land -- with security for Israel and justice for Palestinians -- encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Israel/Palestine.

These are:

1.	Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.

2.	Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.

3.	Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

4.	Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.

5.	Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.

6.	Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.

7.	Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.

8.	Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

The proponent believes that MERCK benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles -- which are pro-Jewish, pro-Palestinian and pro-company -- will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Holy Land Principles — Proposal 6

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Board of Directors’ Statement in Opposition to the Proposal

The Board has carefully considered the proposal and, for the reasons described below, believes adopting the shareholder proposal is unnecessary in light of the Company’s demonstrated commitment to equal employment opportunity without regard to age, race, color, gender, national origin, religion, sexual orientation, gender identity or expression, disability, veteran status or any other protected status, and our commitment to building a diverse workforce.

Our Code of Conduct clearly sets forth the standards under which Merck treats all employees and applicants for employment. It articulates the Company’s long-standing policy of zero tolerance for discrimination or harassment of any kind and can be found on the Company’s website at www.msd.com/about/how-we-operate/code-of-conduct. The Company’s subsidiary located in Israel is subject to the same Code of Conduct that applies to all other Merck locations. The Board agrees that Merck benefits by hiring from the widest available talent pool and that an employee’s ability to do his or her job should be the primary consideration in hiring and promotion decisions, which is why Merck’s policy and practice in Israel and worldwide is to provide equal opportunity employment without regard to national, racial, ethnic or religious identity. We seek to provide a work environment that will attract and retain highly talented people and help them achieve their full potential. We recruit, select, train, promote and pay based on merit, experience and other work-related criteria. We believe that a globally and locally diverse workforce makes us a more innovative and agile company and one better attuned to the needs of our customers, health care providers, and patients who ultimately use our products. Therefore, we actively promote opportunities and employ people of all backgrounds across race, gender, ethnicity, culture, age, disability, religion, gender identity, gender expression, and veteran status, to help us better understand the unique needs of global patients and to create a strong competitive advantage in the marketplace. This, in turn, delivers intrinsic, long-term value to society and to our shareholders. This approach is indispensable to the solid business performance provided at our Company. We deliver on this promise through a myriad of current and new programs seamlessly woven into the fabric of how the Company operates.

Through our commitment to diversity and established equal employment opportunity programs described above, our operations in Israel substantively comply with the practices outlined in the Holy Land Principles. Merck is a company with global operations, and regional or country-level diversity commitments that are not compelled by law would be inconsistent with our operating and growth plans. Our policies need to be applied throughout the world in which we operate.

The Board believes the adoption and implementation of the Holy Land Principles is unnecessary and burdensome, and, as a result, not in the best interests of the company, its shareholders or its employees in Israel. Accordingly, we do not believe adoption of the policy requested in this shareholder proposal is necessary.

The Board of Directors recommends a vote AGAINST this proposal.

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PROPOSAL 7.	SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CONDUCTING BUSINESS IN CONFLICT-AFFECTED AREAS

Heartland Initiative, Inc., of Michigan City, Indiana, owner of at least $2,000 in value of common stock of the Company as of November 21, 2016, has given notice that they intend to present for action at the Annual Meeting the following resolution:

Proposal 7 — Report on Conducting Business in “Conflict-Affected” Areas

WHEREAS, Merck believes in the dignity of every human being and in respecting individual rights. The company has established global policies and processes to demonstrate this respect, including its global Human Rights Policy and Code of Business Conduct (Our Values & Standards), which re-affirm its commitment to scientific excellence, ethics and integrity;

WHEREAS, Merck believes its Values and Standards – which outline the company’s responsibilities to customers, employees, suppliers, communities and societies around the world, as well as shareholders – are not the only foundation of the company and all that it stands for, but are the basis of its success;

WHEREAS, Merck is taking steps to reduce and eliminate the use in its products of conflict minerals that originate in the Democratic Republic of Congo (DRC) region and finance or benefit armed groups engaged in serious human rights abuses and violations of international humanitarian law;

WHEREAS, as shareholders we believe that in an increasingly unstable world, it would be prudent for Merck to ensure that any business it conducts in other conflict-affected areas, including situations of belligerent occupation where a state invades and imposes control over a foreign territory and its population, also meets Merck’s high standard of respect for human rights and international humanitarian law;

RESOLVED: Shareholders request that Merck assess and report to shareholders, at reasonable expense and excluding proprietary information, on the company’s approach to mitigating the heightened ethical and business risks associated with procurement, investment and other business activities in conflict-affected areas other than areas already addressed through its conflict minerals policy, including situations of belligerent occupation. In particular, the report should assess whether additional policies are needed to supplement Merck’s Human Rights Policy and Code of Business Conduct to avoid directly or indirectly aiding or acquiescing to violations of international humanitarian law committed by occupying forces, such as:

•	the transfer of protected persons from, or their forced displacement within, an occupied territory;

•	the transfer of parts of an occupying power’s population into an occupied territory;

•	the destruction and appropriation of property in an occupied territory, not justified by military necessity and carried out unlawfully and wantonly;

•	the vesting of rights of ownership, possession or use of such property in an occupying power’s civilian public bodies or nationals;

•	the establishment of legal entities or undertakings in an occupied territory for the primary benefit of the occupying power’s nationals;

•	the extraction of minerals or other non-renewable resources in an occupied territory for the benefit of the occupying power or its nationals.

SUPPORTING STATEMENT

We believe that it is in Merck’s best interest, advancing its corporate reputation and human rights leadership, to establish such policies that would be applicable to any conflict theater in which the company and its subsidiaries may operate, procure materials and services, or invest, from Central Africa to the Middle East to the former Soviet Union.

Please vote your proxy FOR this proposal.

Report on Conducting Business in “Conflict-Affected” Areas — Proposal 7

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Board of Directors’ Statement in Opposition to the Proposal

The Board has carefully considered the proposal and, for the reasons described below, believes adopting the shareholder proposal is unnecessary in light of the Company’s existing policies and practices that demonstrate our commitment to human rights and to addressing ethical and business risks globally, including in conflict-affected areas.

The Company has implemented a number of global policies that address how we protect human rights and mitigate ethical and business risks, including our global Public Policy on Human Rights, our Human Resources Policy, our new Labor and Human Rights Policy (introduced in 2016), our Conflict Minerals Policy, and our Code of Conduct which can be found at www.msd.com/about/how-we-operate/code-of-conduct. Revised in 2015, our Code of Conduct outlines our responsibilities to our customers, our fellow employees, our suppliers, the communities where we live and work as well as those around the world that we serve, and our shareholders. Our Company’s Executive Committee is responsible for ensuring that governance processes are in place to provide oversight of the implementation and execution of these corporate policies. Additionally, we use our Business Partner Code of Conduct (the “Business Partner Code”) to communicate our expectations to suppliers and external partners. The Business Partner Code, which has recently been updated, is based on our own Code of Conduct, as well as on the Pharmaceutical Supply Chain Initiative’s (PSCI’s) Pharmaceutical Industry Principles for Responsible Supply Chain Management and the Ten Principles of the United Nations Global Compact. We have translated our Business Partner Code of Conduct into 26 languages to help ensure that the content is widely understood. In addition, we publically disclose on our website the efforts that our Company is undertaking to address risks of modern slavery in our supply chain (Modern Slavery Act Statement, California Transparency in Supply Chains Act Statement which can be found at http://www.merck.com/about/views-and-positions/California-Supply-Chains-Act-February-2017.pdf). Furthermore, to the extent that our operations in and transactions with conflict-affected areas create potential legal risk due to trade sanctions targeting such areas, we are addressing such risk through a robust and detailed internal compliance program for compliance with all applicable trade sanctions.

The Board believes that implementation of the proposed resolution is not necessary because the concerns raised by the proponent, as they pertain to our business, are meaningfully addressed through our policies and practices currently in place and that are reviewed and updated on an ongoing basis.

The Board of Directors recommends a vote AGAINST this proposal.

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PROPOSAL 8.	SHAREHOLDER PROPOSAL REQUESTING A REPORT ON BOARD OVERSIGHT OF PRODUCT SAFETY AND QUALITY

Trillium Asset Management LLC, of Boston, Massachusetts, representing Portfolio 21 Global Equity Fund, owner of at least $2,000 in value of common stock of the Company as of November 16, 2016, has given notice that they intend to present for action at the Annual Meeting the following resolution:

Proposal 8 – Board Oversight of Product Safety and Quality

According to Merck’s Code of Conduct, “We are committed to meeting or exceeding customer and regulatory requirements regarding the research, development, manufacturing, packaging, testing, supplying and marketing of our products. Quality means consistently satisfying requirements and expectations by delivering products and services of the highest value in a timely manner.”

Product safety and quality issues present an area of high risk for Merck. Because its business is concentrated on pharmaceuticals and high production volumes, Merck is exposed to litigation, regulatory, reputational, and recall related financial risks.

Merck received regulatory warnings in 2015 and 2016 indicating potential emerging quality issues – a warning letter in 2016, a Form 483 in 2015, and six Forms 483 in 2014. Merck also faces reputational and litigations risks related to a number of its products including Fosamax, Gardasil, and Avelox.

In this business environment, we believe management needs strong oversight, guidance and advice from a Board with the appropriate skill set, including direct and explicitly clear expertise in product safety and quality. Merck needs Board members with exceptional skills, knowledge and experience to ensure long term, adequate corporate governance oversight in a key operating area facing increased regulatory scrutiny and critical to firm/brand reputation in an increasing competitive and U.S. payer push back environment. An October 2016 PWC survey, 85% of board members in the pharma/life sciences industry feel that regulatory compliance risks pose the greatest oversight challenges to their boards. We are concerned that the Board lacks the necessary strengths and experience to meet these challenges.

Strong Board oversight of management is often improved with an independent chair, which can allow for better evaluation of the performance of senior executives and the company. An independent chair can promote oversight of risk, assist in shareholder communications, and facilitate a productive relationship between the board and senior management. In 2015, 55% of the S&P 1500 had an independent chair in 2015, up from 35% in 2004.

As Merck’s profile amongst institutional investors grows, pressure may build to meet certain shareholder return financial metrics. In striving to meet these kinds of expectations, we believe governance measures can play an important role in keeping quality assurance, quality control, product safety, and manufacturing integrity a high priority.

Resolved: shareholders request that the Board issue a report (at reasonable cost, in a reasonable time and excluding confidential information) evaluating the merits of Merck (1) strengthening Board expertise in product quality and safety, (2) adopting an independent chair leadership structure, and (3) any other governance improvements the Board wishes to consider. The report should include sufficient information for investors to assess the quality of the evaluation and should provide the Board’s recommendations.

Board Oversight of Product Safety and Quality — Proposal 8

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Board of Directors’ Statement in Opposition to the Proposal

The Board has carefully considered the proposal, and for the reasons stated below believes it is unnecessary at this time for it to develop and issue the proposed report. As more fully explained in the response to Proposal 5, the Board believes its current independent governance structure and substantial percentage of independent directors provide effective oversight of Merck’s business. The Board is committed to product quality and safety and obtains guidance on these matters from operational and executive personnel at Merck who have the requisite expertise in product quality and safety. The Board is committed to maintaining this expertise within the operational and executive areas of Merck. Accordingly, the Board does not believe it is necessary to attempt to mandate specific expertise within the membership of the Board.

In the Company’s operations, starting from research and development and continuing to the manufacturing and distribution of our medicines, vaccines and other products, safety and quality are first considerations at Merck. Merck has extensive quality and safety systems and controls in place that have enabled Merck’s consistent track record of ensuring safety, quality and compliance.

Some of the quality and safety systems Merck has established under the Board’s oversight include:

•	Quality systems: Our Global Quality Systems, made up of policies, core requirements, guidelines and procedures, are designed to ensure consistent product quality worldwide to ensure that we meet and/or exceed compliance expectations with Good Manufacturing Practices. We continuously evaluate these systems and ensure continuous improvement in order to maintain the highest product quality.

•	Education and training: We provide ongoing education and training programs on quality and cGMPs and on Good Clinical Practice (GCP) for our employees.

•	Supplier standards: We maintain strict quality standards and insist on the same from our suppliers and licensees, regardless of their location.

•	Adverse event reporting: We maintain an Adverse Event Reporting database and global procedures to compile adverse event information and ensure compliance regulations globally.

•	Safety monitoring: We have developed processes and procedures for the timely and accurate monitoring of the safety profiles of our investigational and marketed products.

The Board believes that it has the right membership and diversity of experience and expertise to provide effective oversight of management. The Board further believes that the production of a potentially costly report is not necessary or in the best interests of the Company’s shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 27, 2017, the record date, and are entitled to vote at the meeting.

This proxy statement and 2016 Annual Report on Form 10-K (the “Proxy Material”), along with either a proxy card or a voting instruction form, or Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning April 10, 2017. The proxy statement summarizes the information you need to know to vote at the Annual Meeting.You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Merck’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the shareholder of record. The Proxy Material and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares. The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan. However, the proxy card does not include shares held for participants in the Merck & Co., Inc. U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan, Merck Puerto Rico Employee Savings Plans and Security Plan, Merck Frosst Canada Inc. Stock Purchase Plan, or Hubbard LLC Employee Savings Plan. Instead, these participants will receive from plan trustees separate voting instruction cards covering these shares.

What constitutes a quorum?

As of the record date, 2,741,529,731 shares of Merck common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	Via the internet. You may vote via the internet at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. The internet voting will close at 11:59 p.m. Eastern Time on May 22, 2017.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 22, 2017.

•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. Please see admission requirements for the Annual Meeting on page 7. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

•	If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank or nominee. You must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting. Please see admission requirements for the Annual Meeting on page 7.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

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•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the 13 nominees named on pages 28 through 34 of this proxy statement;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	For ONE YEAR as the preferred option for the frequency of future votes on the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2017; and

•	AGAINST each of the shareholder proposals.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you hold your shares through a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting of Shareholders (except ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2017), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote”. For your vote to be counted, you will need to communicate your voting decision to your broker, bank or nominee before the date of the shareholder meeting.

What if I am a plan participant and do not provide voting instructions?

If voting instructions are not received for shares held in the Merck & Co., Inc. U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan or the Hubbard LLC Employee Savings Plan those shares will not be voted. If voting instructions are not received from participants in the Merck Puerto Rico Employee Savings and Security Plan, the plan trustee will vote the shares you hold in the same proportion as the shares held in these plans for which voting instructions were timely received. If voting instructions are not received from participants in the Merck Frosst Canada Inc. Stock Purchase Plan (“Merck Frosst Plan”), the plan trustee will vote the shares in accordance with the recommendations of the Board of Directors.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2017 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to Wells Fargo Shareowner Services, Attn: Householding/Merck & Co., Inc., P.O. Box 64854, St. Paul, MN 55164-0854 or calling 1-800-522-9114. The request should also include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Material or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding by notifying your broker, bank or nominee.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

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Where can I find the results of the Annual Meeting?

We will post the final voting results the Friday following the Annual Meeting on our website www.merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the Annual Meeting. Additionally, shareholders may call 1-800-CALL-MRK (1-800-225-5675) beginning on Friday, May 26, 2017.

Can I access the Proxy Material on the internet instead of receiving paper copies?

The Proxy Material is available on Merck’s website at www.merck.com/finance/proxy/overview.html. Shareholders of record may choose to stop receiving paper copies of Proxy Material in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Material on the internet, you will receive an e-mail message next year that will provide a link to those documents on the internet. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Material on the internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the internet address for access to the Proxy Material.

Where can I find the 2016 Annual Report on Form 10-K?

The 2016 Annual Report on Form 10-K is available on Merck’s website at www.merck.com/finance/proxy/overview.html. In addition, we will provide without charge a copy of the 2016 Annual Report on Form 10-K, including financial statements and schedules, upon the written request of any shareholder to Office of the Secretary, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, NJ 07033 U.S.A.

How much did this proxy solicitation cost?

Morrow Sodali LLC has been hired by the Company to assist in the distribution of these proxy materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company may also solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the shareholders.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2018 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, NJ 07033 U.S.A. and received at this address by the close of business on December 11, 2017.

Director Nominees for Inclusion in the Proxy Materials for the 2018 Annual Meeting of Shareholders (Proxy Access)

Eligible shareholders who do not seek to use the advance notice provisions for nomination of directors in Section 2 of Article II of our By-Laws, as described below, but who instead intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our Proxy Materials, must comply with the provisions of and provide notice to us in accordance with Section 3 of Article II of our By-Laws. That Section sets forth the shareholder eligibility and other procedures that must be followed and the information that must be provided to us in order for an eligible shareholder to have included in our proxy materials for the 2018 Annual Meeting of Shareholders up to two director nominees for election as director at the Annual Meeting of Shareholders. For the 2018 Annual Meeting of Shareholders, we must receive the required notice and information specified in Section 3 of Article II of our By-Laws no earlier than November 11, 2017 and no later than December 11, 2017, and such notice must be addressed to the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A. Such notice must include the information required by our By-Laws, which are available on our website at www.merck.com/about/leadership.

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Shareholder Proposals and Business to be Brought Before the 2018 Annual Meeting of Shareholders

Under provisions of our By-Laws, in order for a shareholder to present a proposal or other business for consideration by our shareholders directly at the 2018 Annual Meeting of Shareholders that the shareholder does not intend to have included in Merck’s Proxy Materials, the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., must receive no earlier than December 24, 2017 and no later than January 23, 2018, a written notice containing the information specified in Section 6 of Article I of our By-Laws. However, in the event that the date of the 2018 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2018 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2018 Annual Meeting of Shareholders is first made.

This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates, which are described above.

Shareholder Nomination of Directors to Be Brought Before the 2018 Annual Meeting of Shareholders

Notice of director nominations that a shareholder intends to present directly at the 2018 Annual Meeting of Shareholders, but does not intend to have included in Merck’s proxy materials, must be received by the Secretary of the Company, Merck & Co., Inc., 2000 Galloping Hill Road, K1-3049, Kenilworth, New Jersey 07033 U.S.A., no earlier than December 24, 2017 and no later than January 23, 2018. However, in the event that the date of the 2018 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2018 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2018 Annual Meeting of Shareholders is first made. The shareholder’s written notice of nomination must contain the information specified in Section 2 of Article II of our By-Laws.

FORWARD LOOKING STATEMENTS

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Annual Report on Form 10-K for the year ended December 31, 2016, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

MERCK & CO., INC.

April 10, 2017

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INVENTING FOR LIFE

For more than a century, Merck has been inventing medicines and vaccines for the world's most challenging diseases. And today we're continuing to invent new approaches that save and improve lives so that people can positively contribute to a healthier and more hopeful world.

Our corporate responsibility approach is aligned with the Company's focus on invention, and underscores our commitment to overcoming the greatest obstacles to health and well-being, developing and rewarding our employees, protecting the environment, and operating with the highest standards of ethics and transparency.

MERCK EMPLOYEES SURPASS GOAL OF 125,000 VOLUNTEER HOURS

NEARLY 215,000 HOURS RECORDED

Merck Gives Back

Volunteer • Contribute • Connect

Curiosity, inventiveness, and a passion for excellence. These are qualities that drive Merck people to discover what's possible as they work to help improve health around the world.

In celebration of our 125th year, Merck challenged employees to build on the Company's legacy of service by volunteering a combined total of 125,000 hours in their communities.

Merck employees answered the call and exceeded the target, recording nearly 215,000 hours in 2016. We congratulate all of our employees for their acts of kindness—big and small—that contributed to achieving this milestone.

17 GOALS TO TRANSFORM OUR WORLD

SUSTAINABLE DEVELOPMENT GOALS

On September 25, 2015, United Nations member countries adopted a set of goals to end poverty, protect the planet, and ensure prosperity for all as part of a new sustainable development agenda. Each goal has specific targets to be achieved over the next 15 years.

Addressing the Sustainable Development Goals (SDGs) is both a responsibility and an opportunity, a lens through which we can identify ways to contribute to societal needs while strengthening our business.

As a health care company, our efforts are most aligned with SDG 3—"Good Health & Well-Being" —with six other SDGs having significant relevance to areas in which our Company can make an impact.

To learn about our approach to corporate responsibility, including our commitment to volunteering and how our work addresses the SDGs, please visit MSDresponsibility.com.

"We are honored to play a role in the global efforts to achieve the SDGs. Through our ongoing commitments to address important health challenges, including maternal health, HIV/AIDS, cervical cancer and neglected tropical diseases, we are mobilizing the best of our Company to help save and improve lives around the world."

— Kenneth C. Frazier, Chairman and CEO

MERCK

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MERCK & CO., INC.
2000 GALLOPING HILL ROAD
KENILWORTH, NJ 07033

SCAN TO VIEW MATERIALS & VOTE

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co., Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22727-P84785                   KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCK & CO., INC.

Company Proposal —

The Board of Directors recommends you vote FOR each of
the following Nominees:

1.	Election of Directors		For	Against	Abstain
Nominees:
	1a.	Leslie A. Brun

	1b.	Thomas R. Cech

	1c.	Pamela J. Craig

	1d.	Kenneth C. Frazier

	1e.	Thomas H. Glocer

	1f.	Rochelle B. Lazarus

	1g.	John H. Noseworthy

	1h.	Carlos E. Represas

	1i.	Paul B. Rothman

	1j.	Patricia F. Russo

	1k.	Craig B. Thompson

	1l.	Wendell P. Weeks

	1m.	Peter C. Wendell

Company Proposals —

The Board of Directors recommends you vote FOR proposal 2:		For	Against	Abstain

2.	Non-binding advisory vote to approve the compensation of our named executive officers.

The Board of Directors recommends you vote for 1 Year on proposal 3:	1 Year	2 Years	3 Years	Abstain

3.	Non-binding advisory vote on the frequency of future votes to approve the compensation of our named executive officers.

The Board of Directors recommends you vote FOR proposal 4:		For	Against	Abstain

4.	Ratification of the appointment of the Company’s independent registered public accounting firm for 2017.

Shareholder Proposals —

The Board of Directors recommends you vote AGAINST proposals 5 through 8:		For	Against	Abstain

5.	Shareholder proposal requesting an independent board chairman.

6.	Shareholder proposal requesting implementation of a set of employee practices in Israel/Palestine.

7.	Shareholder proposal requesting a report on conducting business in conflict-affected areas.

8.	Shareholder proposal requesting a report on board oversight of product safety and quality.

Please indicate if you wish to view future meeting materials electronically via the Internet rather than receiving a hard copy.
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Merck & Co., Inc.
Annual Meeting of Shareholders
Tuesday, May 23, 2017, at 9:00 a.m.
Bridgewater Marriott
700 Commons Way, Bridgewater, New Jersey 08807

Parking is limited.

Follow Route 287 South to exit 17 (Route 202/206 South). Bear right immediately and make a right at the sign reading Commons Way. At first light, make a left onto Commons Way. Make a left at the fourth light.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 23, 2017:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E22728-P84785

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints KENNETH C. FRAZIER and MICHAEL J. HOLSTON as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 23, 2017, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR Items 1, 2 and 4, AGAINST Items 5 through 8, and FOR 1 Year on Item 3.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 22, 2017.

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.
(Continued, and to be signed and dated on the reverse side.)

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